UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

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March 18, 2011

To the Stockholders of

TORCHMARK CORPORATION (the Company):

Torchmark’s 2011 annual meeting of stockholders will be held at Company headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time, on Thursday, April 28, 2011. The meeting will be conducted using Robert’s Rules of Order and Torchmark’s Shareholder Rights Policy. This policy is posted on Torchmark’s web site at http://www.torchmarkcorp.com or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying notice and proxy statement discuss proposals which will be submitted to a stockholder vote. If you have any questions or comments about the matters discussed in the proxy statement or about the operations of your Company, we will be pleased to hear from you.

It is important that your shares be voted at this meeting. Please mark, sign, and return your proxy or vote over the telephone or on the Internet. If you attend the meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2010.

Sincerely,

Mark S. McAndrew
Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held April 28, 2011

To the Holders of Common Stock of

TORCHMARK CORPORATION

The annual meeting of stockholders of Torchmark Corporation will be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on Thursday, April 28, 2011 at 10:00 a.m., Central Daylight Time. Directions to attend the annual meeting where you may vote in person can be found on our website: www.torchmarkcorp.com. The meeting will be conducted in accordance with Robert’s Rules of Order and Torchmark’s Shareholder Rights Policy. You will be asked to:

(1) Elect the three nominees shown in the proxy statement as directors to serve for one year terms or until their successors have been duly elected and qualified.

(2) Consider ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

(3) Approve the Torchmark Corporation 2011 Incentive Plan.

(4) Consider a non-binding “say-on-pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in the Proxy Statement.

(5) Consider a non-binding “say-on-frequency” vote regarding the frequency with which stockholders shall vote on the Company’s executive compensation program (once every year, two years or three years)

(6) Transact any other business that properly comes before the meeting.

The Board of Directors recommends that you vote FOR Proposals (1), (2), (3) and (4) above and that you vote for the option of an annual advisory vote on executive compensation in Proposal (5) above. These matters are more fully discussed in the accompanying proxy statement.

The close of business on Wednesday, March 9, 2011 is the date for determining stockholders who are entitled to notice of and to vote at the annual meeting. You are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the annual meeting in person. You may also choose to vote your shares over the telephone or on the Internet. You may revoke your proxy at any time before it is voted at the meeting.

The annual meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Carol A. McCoy
Vice President, Associate Counsel & Secretary

McKinney, Texas

March 18, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 28, 2011:

The Company’s Proxy Statement and Annual Report are available at http://www.torchmarkcorp.com/annualreport.htm.

PROXY STATEMENT

Solicitation of Proxies

The Board of Directors of Torchmark Corporation (the Company) solicits your proxy for use at the 2011 annual meeting of stockholders and at any adjournment of the meeting. The annual meeting will be held at the Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time on Thursday, April 28, 2011. Mark S. McAndrew and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board of Directors.

If the enclosed proxy/direction card is returned, properly executed, and in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/ direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR proposals 1, 2, 3, 4 and the option of an annual advisory vote on executive compensation on Proposal 5. You have the right to revoke your proxy by giving written notice of revocation addressed to the Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.

The proxy/direction card is considered to be voting instructions furnished to the respective trustees of each of the Torchmark Corporation Savings and Investment Plan, the Profit-Sharing and Retirement Plan of Liberty National Life Insurance Company and the Liberty National Life Insurance Company 401(k) Plan with respect to shares allocated to individual’s accounts under these plans. If the account information is the same, participants in one or more of the plans who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustees of any plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total shares in that plan for which directions have been received.

Record Date, Voting Stock and Quorum

The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2011 annual meeting is March 9, 2011 (the Record Date). At the close of business on the Record Date, there were 77,490,736 shares of the Company’s common stock outstanding and eligible to vote at the annual meeting. At the annual meeting, stockholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board of Directors, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.

The presence at the 2011 annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Required Vote on Proposals

Proposal 1 – Election of Directors: Under the Company’s By-Laws, a nominee will be elected to the Board of Directors of the Company at the 2011 annual meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

If an uncontested incumbent director does not receive a majority of votes cast “for” his or her election, the director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee of the Board. The Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm: Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting. Abstentions are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Approval of the Torchmark 2011 Incentive Plan: Under New York Stock Exchange (NYSE) rules, the affirmative vote of at least a majority of the votes cast on this proposal is required for the approval of this proposal, provided that the total number of votes cast on this proposal represents a majority of the votes entitled to be cast on this proposal. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of this proposal (referred to as the NYSE Votes Cast) must be greater than 50% of the total of the Company’s outstanding shares of common stock. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” this proposal must represent a majority of the NYSE Votes Cast with respect to the proposal in order for it to be approved. Accordingly, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against the proposal.

Proposal 4 – Advisory Vote on Executive Compensation: Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation, Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Proposal 5 – Advisory Vote on Frequency of Advisory Vote on Executive Compensation: Our Board of Directors is seeking a non-binding advisory vote regarding whether stockholders prefer to vote on our executive compensation program once a year, once every two years or once every three years. Stockholders may vote “1 Year,” “2 Years” or “3 Years” or “Abstain.” There is no applicable voting standard for this proposal, and the vote is advisory and non-binding in nature; however, the Board of Directors intends to review the results of the voting on Proposal 5 in making its determination on the frequency of the stockholder advisory vote on executive compensation in the future. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the annual meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.

Principal Stockholders

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2010, as indicated from Schedule 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares		Percent of Class

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,484,632	(1)	5.60%

Pzena Investment Management, LLC 120 West 45th Street, 20th Floor New York, New York 10036	4,348,378	(2)	5.43%

(1)	The Vanguard Group, Inc. (Vanguard) reports the sole power to vote or direct the vote of 101,483 shares, sole power to dispose of or direct the disposition of 4,383,149 shares and shared power to dispose or to direct the disposition of 101,483 shares, Vanguard Fiduciary Trust Company (VFTC) a wholly-owned subsidiary of Vanguard, is the beneficial owner of 101,483 shares or .12% of the Common Stock outstanding of the Company as a result of its service as investment manager of collective trust accounts. VFTC directs the voting of these shares).

(2)	Pzena Investment Management, LLC, a Delaware investment adviser, has sole power to vote or direct the vote on 3,361,226 shares and sole power to dispose or direct the disposition of 4,348,378 shares.

PROPOSAL NUMBER 1

Election of Directors

The Company’s By-laws provide that there will be not less than seven nor more than fifteen directors with the exact number to be fixed by the Board of Directors. In February 2010, the Board fixed the number of directors at ten persons.

The Board of Directors proposes the election of Mark S. McAndrew, Sam R. Perry and Lamar C. Smith as directors, with each to hold office for a one year term, expiring at the close of the annual meeting of stockholders to be held in 2012 and until their successors are elected and qualified. Messrs. McAndrew, Perry and Lamar Smith’s current terms expire at the 2011 Annual Meeting of Stockholders. Upon their re-nomination as directors, each of Messrs. McAndrew, Perry and Lamar Smith tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy. The term of office of the other seven directors continues until the close of the annual meeting of stockholders in the year shown in the biographical information below and until their successors are elected and qualified.

Non-officer directors first elected to the Board of Directors prior to April 28, 2005 retire from the Board of Directors at the annual meeting of stockholders which immediately follows their 78th birthday. Non-officer directors first elected to the Board after April 28, 2005 retire from the Board at the annual meeting of stockholders immediately following their 74th birthday. Directors who are employees/officers of the Company retire from active service as directors at the annual stockholders meeting immediately following their 65th birthday.

If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board of Directors unless the Board reduces the number of directors.

The Board recommends that the stockholders vote FOR the nominees.

Profiles of Directors and Nominees(1)

Charles E. Adair (age 63) has been a director since April 2003. His term expires in 2013. He is also a director of Tech Data Corporation and PSS World Medical, Inc. He formerly served as a director of Performance Food Group, Inc. (1993-2008). Principal Occupation: Partner, Cordova Ventures, Montgomery, Alabama, a venture capital management company since December 1993.

Mr. Adair brings to the Board more than 20 years of experience as the former President and Chief Operating Officer of a NASDAQ-listed pharmaceutical and medical supplies distributor. In his current role as a partner in a venture capital management company, he has served on both public and private company boards, participating in acquisitions, divestitures and debt and equity financings.

David L. Boren (age 69) has been a director of the Company since April 1996. His term expires in 2012. He is also a director of AMR Corporation, Continental Resources, Inc. and Texas Instruments, Inc. He formerly served as a director of Hiland Partners, L.P. (2006-2008). Principal occupation: President of The University of Oklahoma, Norman, Oklahoma since November 1994; Co-Chair, President’s Intelligence Advisory Board, U.S. Government 2009-Present; Chairman, Oklahoma Foundation for Excellence Board of Trustees 1984-Present.

Mr. Boren brings to the Board a diverse set of skills with a focus on governance, human resources and compensation issues from his experiences as an Oklahoma state legislator, a former Governor of and U.S. Senator from Oklahoma and his present position as the President of the University of Oklahoma, where he oversees 13,000 employees and an annual operating budget of $1.5 billion.

(1)	Liberty, Globe, United American, American Income and UILIC as used in this proxy statement refer to Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, American Income Life Insurance Company and United Investors Life Insurance Company, subsidiaries of the Company.

M. Jane Buchan (age 47) has been a director of the Company since October 2005. Her term expires in 2012. Principal Occupation: Chief Executive Officer and Managing Director of Pacific Alternative Asset Management Company, LLC, Irvine, California, an institutional fund of funds for pension plans of corporations, state governments and foreign retirement trusts, since March 2000.

Ms. Buchan’s 24 year career as an investment professional including experience as an analyst at J.P. Morgan Investment Management, various positions (including Director of Quantitative Analysis and Chief Investment Officer of Non-Directional Strategies) at Collins Associates, an institutional fund of funds and consulting firm, and as founder, Managing Director and CEO of Pacific Alternative Asset Management Company provides the Board with a broad range of investment management skills.

Robert W. Ingram (age 62) has been a director of the Company since October 2005. His term expires in 2012. Principal Occupation: Retired Accounting Educator. (Senior Associate Dean 2004-May, 2008 and Ross-Culverhouse Professor of Accounting in Culverhouse College of Commerce, University of Alabama, Tuscaloosa, Alabama 2002-July 2009).

Mr. Ingram’s background of 32 years as an accounting educator at the undergraduate and graduate collegiate levels in four different universities and his experience as Director of the Culverhouse School of Accountancy and Senior Associate Dean of the Culverhouse College of Commerce at the University of Alabama provides the Board with extensive accounting and financial reporting expertise.

Mark S. McAndrew (age 57) has been a director of the Company since July 1998. Principal occupation: Chairman since February 2006 and Chief Executive Officer since August 2005 of the Company. (Chairman of Insurance Operations of the Company, February 2003-August 2005; Chief Executive Officer September 1999-August 2005 and President October 1991-August 2005 of Globe.)

Mr. McAndrew has been employed within the Company organization for more than 30 years in a number of positions and areas with a focus on internal auditing, direct response marketing and sales and corporate administration. He has served in a variety of senior executive positions at all of the Company’s insurance subsidiaries, including as President and Chief Executive Officer of Globe, United American and American Income, as well as in the parent holding company.

Lloyd W. Newton (age 68) has been a director of the Company since April 2006. His term expires in 2013. He is also a director of Goodrich Corporation and Sonoco Products Company. Principal Occupation: Consultant. (Executive Vice President of Pratt & Whitney Military Engines, a Division of United Technologies Corporation, East Hartford, Connecticut, a manufacturer of aircraft engines, gas turbines and space propulsion systems, August 2000-March 2006).

Mr. Newton’s experiences as a retired U.S. Air Force General serving as Commander of Air Education and Training Command where he was responsible for the recruitment, training and education of Air Force personnel, allow him to provide the Board with extensive human resources and management expertise. His work at Pratt & Whitney Military Engines after retiring from the Air Force furnishes an international sales and business development perspective to the Board.

Sam R. Perry (age 76) has been a director of the Company since October 2004. Principal occupation: Attorney in Private Practice, Austin, Texas, since October 2004. (Shareholder and Of Counsel at Sneed Vine & Perry P.C., Austin, Texas December 2003-September 2004.)

Mr. Perry contributes to the Board from his more than 50 years of experience as a practicing attorney representing insurance companies in corporate and regulatory matters. His legal practice in a large Austin, Texas firm and as a sole practioner after retirement from that firm has included acquisitions and dispositions of both insurance companies and blocks of insurance business as well as a wide variety of insurance regulatory issues and appearances before insurance and other regulators.

Darren M. Rebelez (age 45) has been a director of the Company since February 2010. His term expires in 2013. Principal Occupation: Executive Vice President and Chief Operating Officer of 7-Eleven, Inc., Dallas, Texas, the world’s largest operator, franchisor and licensor of convenience stores since August 2007. (US On the Run Franchise Manager and various executive positions, ExxonMobil Corporation, Fairfax, Virginia, July 2001-July 2007).

Mr. Rebelez brings to the Board experience as Chief Operating Officer of a large convenience store company targeted toward the middle income market with an emphasis on store development, franchising, information technology and business transformation. His prior work at ExxonMobil and Thornton Oil Corporation provides the Board with expertise in merchandising, strategic planning, management and marketing.

Lamar C. Smith (age 63) has been a director of the Company since October 1999. His term expires in 2011. Principal Occupation: Author/Speaker and Retired Financial Services Executive. (Chairman January 1992-January 2007 and Chief Executive Officer 1990-April 2007 of First Command Financial Services, Inc., Fort Worth, Texas, a financial services company providing insurance, mutual funds and banking services to middle income families including current and former commissioned and non-commissioned military officers; Chairman of First Command Bank, a subsidiary of First Command Financial Services, Inc., May 2007 - September 2007).

Mr. Smith’s experiences during a 30 year career at First Command Financial Services, including service as its President and Chief Operating Officer and as its Chairman and Chief Executive Officer, permit him to furnish the Board with an extensive perspective on insurance marketing issues and all aspects of the operations of a large independent insurance and financial services agency.

Paul J. Zucconi (age 70) has been a director of the Company since July 2002. His term expires in 2012. He is also a director of Titanium Metals Corporation, American Beacon Funds (21 funds) and Affirmative Insurance Holdings, Inc. Principal occupation: Business Consultant, Plano, Texas, since January 2001, Director of Charter Bank, Albuquerque, New Mexico, a privately-held bank, 2010-present.

Mr. Zucconi brings to the Board extensive experience in accounting, financial reporting and auditing (both internal and independent) from his 33 year career with KPMG, where he was a partner for 25 years and very active in professional practice areas, including 17 years as a SEC Reviewing Partner. Since his retirement in 2001, he has worked as a business consultant using his accounting expertise.

PROPOSAL NUMBER 2

Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011 will be presented to the stockholders at the annual meeting. Deloitte & Touche LLP served as the independent registered public accounting firm of Torchmark, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2010 and has served in this capacity since 1999. The Audit Committee of the Board has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2011 and has recommended that the stockholders ratify the appointment of Deloitte & Touche LLP for 2011.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

The Board recommends that stockholders vote FOR the proposal.

PROPOSAL NUMBER 3

Approval of Torchmark Corporation 2011 Incentive Plan

On February 24, 2011, the Board of Directors of the Company adopted, subject to stockholder approval at the 2011 Annual Meeting, the Torchmark Corporation 2011 Incentive Plan, which we refer to as the “2011 Plan.”

We currently maintain the Torchmark Corporation 2007 Long-Term Compensation Plan, which we refer to as the “Prior Plan,” under which new equity awards may be granted. As of March 8, 2011, there were approximately 2,756,259 shares of our common stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 173,136 shares of our common stock reserved and available for future awards under the Prior Plan. If our stockholders approve the 2011 Plan, all future equity awards will be made from the 2011 Plan, and we will not grant any additional awards under the Prior Plan. For more information regarding stock awards outstanding under all of the Company’s equity incentive plans, including activity during the period beginning January 1, 2011 through March 8, 2011, see the table on page 14 of this Proxy Statement.

A summary of the 2011 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2011 Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the 2011 Plan

Purpose. The purpose of the 2011 Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of its stockholders, and by providing participants with an incentive for outstanding performance. The 2011 Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration. The 2011 Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to:

•	designate participants;

•	grant awards;

•	determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof;

•	establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2011 Plan; and

•	make all other decisions and determinations that may be required under the 2011 Plan.

The full Board may at any time elect instead to administer the 2011 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2011 Plan.

Eligibility. The 2011 Plan permits the grant of incentive awards to employees, officers, directors, and consultants of the Company and its affiliates as selected by the Compensation Committee. As of February 28, 2011, the number of eligible participants was approximately 240. The number of eligible participants may increase over time based upon our future growth.

Awards to Non-Employee Directors. Awards granted under the 2011 Plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Compensation Committee may not make discretionary grants under the 2011 Plan to non-employee directors.

Permissible Awards. The 2011 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”;

•

stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of common stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•

restricted or deferred stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•

performance awards (including qualified performance-based awards), which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2011 Plan may be granted in the form of a performance award);

•

dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment as provided in the 2011 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2011 Plan is the sum of (i) 600,000 shares, which may only be issued pursuant to awards of options and SARs with a ten-year term and (ii) 4,700,000 shares, which may only be issued pursuant to awards of options and SARs with a seven-year term, or pursuant to full-value awards, plus a number of additional shares of common stock (not to exceed 353,000) underlying awards outstanding as of March 8, 2011, under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Share Counting. Awards of options and SARs shall count against the number of shares remaining available for issuance under the 2011 Plan on a one-for-one basis, and full-value awards count against the number of shares remaining available for issuance under the 2011 Plan as 3.1 shares for each share covered by such awards.

•

The full number of shares subject to an option or SAR shall count against the number of shares remaining available for issuance under the 2011 Plan, even if fewer shares are actually delivered to a participant as a result of a net settlement or withholding of shares to satisfy the exercise price or tax.

•

Shares withheld from an award to satisfy tax withholding requirements shall count against the number of shares remaining available for issuance under the 2011 Plan, and shares delivered by a participant to satisfy tax withholding requirements shall not be added to the 2011 Plan share reserve.

•

To the extent that an award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the award will be added back to the plan share reserve and again be available for issuance pursuant to awards granted under the 2011 Plan.

•

To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve and again be available for issuance under the 2011 Plan.

Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2011 Plan in any 12-month period to any one participant is as follows:

•	options, 180,000;

•	stock appreciation rights, 180,000;

•	restricted stock or stock units, 60,000; and

•	other stock-based awards, 60,000.

The maximum aggregate amount that may be paid with respect to cash-based awards under the 2011 Plan to any one participant in any fiscal year of the Company shall be $4,000,000.

Performance Goals. All options and SARs granted under the 2011 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2011 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures);

•	Sales;

•	Profit (net profit, gross profit, operating profit, economic profit, underwriting profit, profit margins or other corporate profit measures);

•	Earnings (EBIT, earnings per share, or other corporate earnings measures);

•	Net income (before or after taxes, operating income or other income measures);

•	Cash (cash flow, cash generation or other cash measures);

•	Stock price or performance;

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price);

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments, or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share;

•	Improvements in capital structure;

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures);

•	Business expansion (acquisitions );

•	Internal rate of return or increase in net present value;

•	Cost reduction measures

•	Capital adequacy

•	Strategic plan development and implementation

The Compensation Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including but not limited to: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:

(A) upon the occurrence of a change in control of the Company (as defined in the 2011 Plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the change in control, and

(B) with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2011 Plan), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.

In addition, subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee may, in its discretion accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a transaction between us and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2011 Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2011 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of our common stock into a lesser number of shares, the authorization limits and annual award limits under the 2011 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. Our Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2011 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, our Board or the Compensation Committee may condition any amendment on the approval our stockholders for any other reason. No termination or amendment of the 2011 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require stockholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2011 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2011 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2011 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based performance award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2011 Plan.

Benefits to Named Executive Officers and Others

As of February 28, 2011, no awards had been granted under the 2011 Plan. Awards will be made at the discretion of the Compensation Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2011 Plan in the future or that would have been received by such persons or groups pursuant to the 2011 Plan during 2010 had the plan been in effect in 2010.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2010 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Price of Outstanding Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	10,123,819	$51.14	170,176	(1)
Equity compensation plans not approved by stockholders(2)	—	—	—

Total	10,123,819	$51.14	170,176

(1)	Includes 14,226 shares available for issuance pursuant to grants of full-value stock awards.
(2)	The Company does not maintain any equity compensation plans that have not been approved by its stockholders.

Analysis of Stock Award Activity Subsequent to December 31, 2010

The following table presents an analysis of stock award activity under the Company’s equity incentive plans in the period January 1, 2011 to March 8, 2011.

					Available for Grant
	Options	Unvested Executive Restricted Stock	Unvested Director Restricted Stock	Outstanding Restricted Stock Units	Options	Full Value Awards
December 31, 2010	10,123,819	138,185	-0-	19,915	155,950	14,226

Grants	4,109	-0-	4,203	8,477	(4,109)	(12,680)
Exercises	(585,053)
Expirations and Forfeitures(1)	(49,450)				19,750
Restricted Stock Vested		(36,400)		(71)

March 8, 2011	9,493,425 (2)	101,785	4,203	28,321	171,591	1,546

(1)	Shares underlying awards granted under the 2007 Long-Term Compensation Plan that expire or are forfeited are available for new awards under the 2007 plan.
(2)	Options outstanding at March 8, 2011 had a weighted average exercise price of $51.53 and a weighted average remaining term of 2.72 years.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to approve the Torchmark Corporation 2011 Incentive Plan.

PROPOSAL NUMBER 4

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), enacted in July 2010, enables Torchmark stockholders to vote to approve, on an advisory and non-binding basis, the compensation of Torchmark’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that, the Compensation Committee of the Board believes, promote the creation of long-term stockholder value and therefore align management’s interests with the interests of long-term stockholders. As described more fully in the Compensation Discussion and Analysis, the mix of compensation elements, the terms of the annual Management Incentive Plan and the terms of long-term equity incentive awards are all designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of named executive officers under the program fulfill this objective. Stockholders are urged to read the section of this proxy statement entitled “Executive Compensation”, including the Compensation Discussion and Analysis, for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

We are asking for stockholder approval of the compensation of our named executive officers, as disclosed on pages 26 to 49 of this Proxy Statement in accordance with SEC rules, which includes the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narrative compensation disclosures. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on Torchmark, the Board of Directors or the Compensation Committee of the Board. The Board and the Compensation Committee value the opinions of Torchmark stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, Torchmark is asking stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

Recommendation of the Board

The Board of Directors recommends that stockholders vote “FOR” advisory approval of the resolution set forth above.

PROPOSAL NUMBER 5

Advisory “Say-on-Frequency” Vote on Executive Compensation

The Dodd-Frank Act also provides that stockholders must be given the opportunity at least once every six years, commencing in 2011, to vote, on a non-binding, advisory basis, for their preference on how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC (a “Say-on-Pay” vote). By voting with respect to this Proposal Number 5, as a stockholder, you may indicate whether you would prefer that we conduct future advisory “Say-on-Pay” votes on executive compensation once every one, two, or three years. As a stockholder you also may, if you wish, abstain from casting a vote on this proposal.

After consideration of the frequency alternatives, our Board of Directors has determined that an annual advisory “Say-on-Pay” vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year. The Board believes that an annual vote is consistent with the Company’s efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters.

The Company recognizes that our stockholders may have differing views as to the best approach for the Company, and so we look forward to hearing from all our stockholders regarding your preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee of the Company will take into account the outcome of this vote, however, when considering the frequency of future advisory “Say-on-Pay” votes on executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory “Say-on-Pay” vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every year, every two years or every three years, or abstaining). Therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Recommendation of the Board

The Board Of Directors recommends that you vote “FOR” the option of once every year as the preferred frequency for advisory “say-on-pay” votes on executive compensation.

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the meeting. If any other proper matters are brought before the meeting, the persons named in the proxy, or in the event no person is named, Mark S. McAndrew and Larry M. Hutchison will vote in accordance with their judgment on these matters.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of Directors of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years
Danny H. Almond	59	Vice President and Chief Accounting Officer of Company since February 2007. (Vice President, Accounting of Company, December 2005 - February 2007; Senior Vice President, Accounting of United American, October 1999 - December 2005).

Gary L. Coleman	58	Executive Vice President and Chief Financial Officer of Company since September 1999.

Vern D. Herbel	53	Executive Vice President and Chief Administrative Officer of Company since April 2006; Chief Executive Officer of United American since July 2004; Executive Vice President of Globe and American Income since May 2002. (President of United American July 2004 - November 2007).

Charles F. Hudson	54	President and Chief Executive Officer of Globe since August 2005. (Senior Vice President of Globe, August 2001 - August 2005).

Larry M. Hutchison	57	Executive Vice President and General Counsel of Company since September 1999.

Andrew W. King	53	President and Chief Marketing Officer of United American since November 2007; President and Chief Marketing Officer of Liberty since January 2006. (President, Branch Office Marketing Division of United American, September 1999 - January 2006).

Ben W. Lutek	52	Vice President and Chief Actuary of Company since August 2010. (Vice President and Actuary of Company, January 2008-July 2010; Senior Vice President and Actuary of United American, December 2002-December 2007).

Anthony L. McWhorter	61	Chief Executive Officer of Liberty and UILIC since September 1999; President of UILIC since September 1998. (Executive Vice President of Company, September 1999 - April 2006; President of Liberty, December 1994 - January 2006).

W. Michael Pressley	59	Vice President and Chief Investment Officer of Company since April 2006. (Corporate Actuary of Company, September 2002 - April 2006).

Roger C. Smith	58	President and Chief Executive Officer of American Income since December 2003.

Glenn D. Williams	51	Executive Vice President and Chief Marketing Officer of Company since August 2005. (Senior Vice President, Marketing of Company, March - August 2005; Executive Vice President of Globe and United American, September 1999 - March 2005).

Stock Ownership

The following table shows certain information about stock ownership as of December 31, 2010 for the directors whose terms continue after this Annual Meeting of Stockholders, the director nominees and executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to March 1, 2011.

	Company Common Stock or Options Beneficially Owned as of December 31, 2010(1)(2)
Name and City of Residence	Directly(3)	Indirectly(4)
Charles E. Adair Montgomery, AL	51,000	0
David L. Boren Norman, OK	18,309	0
M. Jane Buchan Corona Del Mar, CA	40,000	0
Robert W. Ingram Fort Wayne, IN	26,957	0
Mark S. McAndrew McKinney, TX	586,263	400,075
Lloyd W. Newton Lithia, FL	22,264	0
Sam R. Perry Austin, TX	42,935	0
Darren M. Rebelez Southlake, TX	7,072	0
Lamar C. Smith Westworth Village, TX	83,719	0
Paul J. Zucconi Plano, TX	42,177	3,831
Gary L. Coleman Plano, TX	657,791	19,721
Vern D. Herbel McKinney, TX	263,669	36,778
Charles F. Hudson Prosper, TX	165,339	2,775
Larry M. Hutchison Duncanville, TX	601,629	14,648
Andrew W. King Plano, TX	357,999	22,941
Ben W. Lutek McKinney, TX	75,538	5,480
Anthony L. McWhorter Birmingham, AL	506,247	9,768
Roger C. Smith Lucas, TX	136,600	2,542
Glenn D. Williams Plano, TX	203,606	2,489
Danny H. Almond Plano, TX	109,971	4,667
W. Michael Pressley Garland, TX	104,229	345
All Directors, Nominees and Executive Officers as a group:(5)	4,103,314	526,060

(1)	No individual director, director nominee or executive officer other than Mark S. McAndrew (1.1%) beneficially owns 1% or more of the common stock of the Company.

(2)	Messrs. Coleman, Almond and Pressley own 4,000, 14,700 and 2,816 Torchmark Capital Trust III Trust Originated Preferred Securities, respectively, directly. Mr. Almond also owns 650 Torchmark Capital Trust III Trust Originated Preferred Securities indirectly through his spouse. Mr. Zucconi owns 1,500 Torchmark Capital Trust III Trust Originated Preferred Securities indirectly through a family limited partnership.
(3)	Includes: for Adair, 45,211 shares; for Boren, 12,000 shares; for Buchan, 36,000 shares; for Ingram, 18,000 shares; for McAndrew, 506,982 shares; for Newton, 18,000 shares; for Lamar Smith, 68,301 shares; for Zucconi, 38,900 shares; for Perry, 36,000 shares; for Rebelez, 6,000 shares; for McWhorter, 484,296 shares; for Coleman, 483,947 shares; for Hutchison, 481,685 shares; for Lutek, 71,538 shares; for Pressley, 97,829 shares; for Roger Smith, 126,600 shares; for Herbel, 249,069 shares; for Hudson, 149,235 shares; for Williams, 172,783 shares; for King, 300,295 shares; for Almond, 99,531 shares and for all directors, executive officers and nominees as a group, 3,525,069 shares, that are subject to presently exercisable Company stock options.

Shares reported for McAndrew include 30,430 shares which are pledged. Shares reported for King include 32,500 shares which are pledged. Shares reported for McWhorter include 10,650 shares which are pledged.

(4)	Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 7,572 shares, 3,636 shares, 19,721 shares, 345 shares, 14,648 shares, 13,628 shares, 496 shares, 2,489 shares, 2,775 shares, 22,941 shares and 4,667 shares calculated based upon conversion of stock unit balances held in the accounts of Messrs. McAndrew, McWhorter, Coleman, Pressley, Hutchison, Herbel, Roger Smith, Williams, Hudson, King and Almond, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. McWhorter also includes approximately 6,132 shares calculated based upon conversion of his stock unit balance in the Profit Sharing & Retirement Plan of Liberty (PS&R Plan) to shares. Indirect ownership for Mr. Herbel also includes 11,575 shares held in his living trust and 11,575 shares held in his spouse’s living trust. Indirect ownership for Mr. Lutek includes 5,480 shares held in a family living trust.

Indirect beneficial ownership for Mr. McAndrew also includes 389,199 shares subject to presently exercisable Company stock options (shared right to dispose) and 3,304 unvested shares of restricted stock (sole right to vote) held as constructive trustee for the benefit of his former spouse pursuant to a 2009 divorce decree and accompanying qualified domestic relations orders. Mr. McAndrew disclaims beneficial ownership of all shares subject to presently exercisable options and unvested shares of restricted stock held by him as constructive trustee for his former spouse.

Indirect beneficial ownership for Roger Smith also includes 2,046 unvested shares of restricted stock (sole right to vote) held as constructive trustee for the benefit of his former spouse pursuant to a 2010 divorce decree and accompanying qualified domestic relations order. Roger Smith disclaims beneficial ownership of all unvested shares of restricted stock held by him as constructive trustee for his former spouse.

Indirect ownership for Mr. Zucconi includes 3,831 shares held in a family limited partnership.

(5)	All directors, nominees and executive officers as a group, beneficially own 5.3% of the common stock of the Company.

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that Torchmark have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with Torchmark and its subsidiaries (collectively, Torchmark), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In order to assist in the making of these determinations, the Board adopted the categorical standards prescribed by the NYSE as well as eleven additional categorical standards to assist it in making determinations of independence. All directors other than those deemed not “independent” under these standards will be deemed to be “independent” upon a Board determination.

These independence standards are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading at Director Independence Criteria. You may also obtain a printed copy of the independent standards at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas.

Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, which included questions based on the above-described independence criteria as well as any related party transactions disclosable pursuant to Item 404(a) of SEC Regulation S-K, the Governance and Nominating Committee made recommendations to the Board of Directors regarding director independence on February 25, 2010 and February 24, 2011. Accordingly, as of the February 25, 2010 and February 24, 2011 Board meetings, the Board determined that the following directors continue to meet the categorical standards set by the Board and are “independent”: Charles E. Adair, David L. Boren, M. Jane Buchan, Robert W. Ingram, Joseph L. Lanier, Jr., Lloyd W. Newton, Sam R. Perry, Darren M. Rebelez and Paul J. Zucconi. As of both February 25, 2010 and February 24, 2011, Mark S. McAndrew (as a Company employee) was not considered “independent”. Lamar C. Smith was not considered “independent” on February 25, 2010 because of the three year look-back period associated with related party transactions between certain Company subsidiaries and First Command Financial Services, Inc. and its subsidiaries, where Mr. Smith had served as an executive officer and/or employee until his September 30, 2007 retirement. The three-year look-back period expired on September 30, 2010. On October 8, 2010, the Board reviewed Mr. Smith’s status and formally determined that he met the categorical standards for independence and they further re-affirmed his independence as of February 24, 2011.

Board Leadership Structure

The Company has not separated the roles of Chairman of the Board and Chief Executive Officer; instead it has chosen to operate with a single person serving as Chairman and Chief Executive Officer (currently, Mark S. McAndrew). The Company believes that it can operate effectively with a combined Chairman and Chief Executive Officer while continuing to provide the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups, given (1) the small size of the Board, (2) that there is only one management director who is not independent and (3) that the Board has frequent executive sessions of the non-management directors as well as of only the independent directors with all of these executive sessions presided over by a lead independent director. For a number of years, the director serving as the Chair of the Governance and Nominating Committee performed the role of a presiding director, but the Board did not formally award this title to that Committee Chair. After review, on January 26, 2010, the Board determined to amend the Corporate Governance Guidelines in order to formally provide for the position of a lead independent director, to define the qualifications and duties of that lead director and to elect a director to serve as the lead director. As defined in Section H. of the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors currently serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director. It is the intention of the Board that the position of Lead Director be rotated but no fixed number of terms which a person can be the Lead Director has been set. The Lead Director has duties, which include, but are not limited to, (a) coordinating scheduling of/preparation for Board meetings and executive sessions of the Board; (b) leading Board meetings if the Chairman is not present and leading all executive sessions of the independent directors; (c) acting as the principal liaison between the independent directors and the Chairman and Chief Executive Officer; (d) advising the independent committee chairs in fulfilling their roles and responsibilities; (e) defining the scope, quality and timeliness of the information flow between management and the Board; (f) leading the process of employing, evaluating and compensating the Chief Executive Officer: (g) coordinating Chief Executive Officer, director and Board performance evaluations; (h) approving retention of board consultants; (i) having authority to call meetings of the independent directors and (j) being available for consultation and communication with shareowners upon request. David L. Boren was elected Lead Director on January 26, 2010 and served in that role until April 29, 2010 at which time Charles E. Adair was elected Lead Director to serve for a one year term expiring April 28, 2011.

Board’s Role in Risk Oversight

While the Audit Committee regularly monitors the Company’s major financial risk exposures and the Compensation Committee examines the Company’s compensation programs and policies to ensure that they do not operate to incent Company executives to take risks which would adversely effect the Company, the Board has determined that responsibility for oversight of enterprise risk management at the Company is that of the entire Board. Accordingly, the Board has not chosen to establish a separately designated risk committee. Instead the full Board oversees risk by regularly monitoring, receiving and reviewing written and oral reports from and interacting with an Enterprise Risk Management Committee (ERM Committee), chaired by the Company’s Chief Executive Officer and comprised of the Company’s senior executive officers and the Presidents/Chief Executive Officers of the principal insurance subsidiaries, which meets on a regularly scheduled basis. The Chair of the Audit Committee serves as the Board’s liaison to the ERM Committee and attends all ERM Committee meetings. Other members of the Board are encouraged to attend and participate in meetings of the ERM Committee, if they desire to do so. Directors may submit matters and issues at any time to be considered and reported on by the ERM Committee.

Executive Sessions of the Board and Communications with the Board of Directors

Torchmark’s non-management directors have since October, 2002 met in regularly scheduled executive sessions without any management participation by officers or employee directors. These executive sessions are currently held either before, after or otherwise in conjunction with the Board’s regularly scheduled, physically-held meetings each year. Additional executive sessions can be scheduled at the request of the non-management directors. Beginning in 2004, at least one executive session per year is conducted with only independent directors present.

The director who presided over the executive sessions during 2010 was the Lead Director. If that director was not present, another independent director was chosen by the executive session to preside.

Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Governance Guidelines and Codes of Ethics

Torchmark has adopted Corporate Governance Guidelines, a Code of Ethics for the CEO and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers and employees, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees of the Board of Directors

The Board of Directors has the following standing committees more fully described below: Audit, Compensation and Governance and Nominating. The Board may also, from time to time, name additional special committees.

Audit Committee—The Audit Committee is currently comprised of Messrs. Zucconi (2010 Chairman), Ingram and Rebelez. As of the date of this Proxy Statement, all members of the Audit Committee are independent under the definition contained in the NYSE rules and fully comply with SEC rules and regulations. Messrs. Adair and Perry also served on the Audit Committee during that portion of 2010 prior to its restructuring in April 2010. Mr. Zucconi serves on a total of four audit committees (three corporations, including the

Company, and one mutual fund group). On July 15, 2008, the Board determined that his simultaneous service on the audit committees of four public companies/fund groups does not impair his ability to serve on the Company’s Audit Committee.

The Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management; selects, appoints, reviews and, if necessary, discharges the independent auditors; reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services; reviews the adequacy of the Company’s system of internal controls over financial reporting; periodically reviews pending litigation and regulatory matters; reviews the performance of the Company’s internal audit function, reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings and reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy. Additionally, the Audit Committee meets with the Company’s independent auditors and internal auditors both with and without management present. The Audit Committee met ten times in 2010 (four physically-held meetings and six teleconference meetings).

The Audit Committee has a written charter, which is annually reviewed and updated if necessary. The committee charter is posted on the Company’s website and can be viewed by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation Committee—The Compensation Committee is currently comprised of Messrs. Newton (2010 Chairman), Adair and Perry. All members of the Compensation Committee are independent under the rules of the NYSE, Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code. Joseph L. Lanier, Jr. served as Compensation Committee Chairman prior to his April 2010 retirement from the Board. Mr. Boren and Ms. Buchan also served on the Compensation Committee during that portion of 2010 prior to its April 2010 restructuring.

The Compensation Committee determines the Company’s stated general compensation philosophy and strategy; reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Chief Executive Officer’s compensation, evaluating the CEO’s performance in light thereof, and recommending his total compensation to the independent directors serving on the Board for their approval; establishes the annual bonus pool; administers the Company’s Section 162(m) bonus plan and stock incentive plan; and makes recommendations to the Board with respect to non-CEO executive compensation, incentive compensation plans and equity-based plans. The Compensation Committee is authorized to employ its own independent compensation consultant and retained Mercer Human Resources Consulting as its consultant until April, 2010. Thereafter, in June, 2010 the Compensation Committee employed Board Advisory, LLC as its independent compensation consultant. The Compensation Committee receives input and recommendations from the Chief Executive Officer and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates certain day to day administrative functions for implementation of its compensation decisions and programs to Company officers. The Compensation Committee held five physical meetings, two teleconferences and executed one unanimous written consent in 2010.

The Compensation Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on Torchmark’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation committee interlocks and insider participation—Torchmark has no compensation committee interlocks or insider participation as defined by Item 407(e)(4) of SEC Regulation S-K.

Governance and Nominating Committee—The Governance and Nominating Committee is currently comprised of Ms. Buchan (2010 Chairwoman), Mr Boren and Mr. Lamar Smith. All members of the Governance and Nominating Committee are independent under the NYSE rules as of the date of this Proxy Statement. Mr. Lamar Smith was determined by the Board to be an independent director under the NYSE rules on October 8, 2010 and was elected as a member of the Governance and Nominating Committee on that date. Prior to its February 2010 restructuring, the committee had been comprised of Messrs. Boren (Chairman until April 2010), Adair, Ingram, Lanier, Newton, Perry and Zucconi and Ms. Buchan. After the February 2010 restructuring, the Governance and Nominating Committee was comprised of Ms. Buchan and Messrs. Adair and Boren. Mr. Adair resigned from the Governance and Nominating Committee, with no disputes, upon Mr. Lamar Smith’s election to the committee.

The Governance and Nominating Committee has the following duties and responsibilities: (1) receiving and evaluating the names and qualifications of potential director candidates; (2) identifying individuals qualified to become Board members consistent with criteria set by the Board of Directors and recommending to the Board director nominees; (3) recommending the directors to be appointed to Board committees and the committee chairs; (4) developing and recommending to the Board a set of governance guidelines for the Company; (5) monitoring and annually evaluating how effectively the Board and Company have implemented the corporate governance guidelines; and (6) overseeing evaluations of the performance of the Board and Chief Executive Officer as coordinated by the Lead Director and monitoring the Chief Executive Officer’s evaluations of senior Company management. The Governance and Nominating Committee held four physical meetings in 2010. This committee also executed one unanimous written consent in 2010.

The Governance and Nominating Committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070, or any Company stockholder entitled to vote at a stockholders meeting in which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s Bylaws, which are described on p.24 under Procedures for Director Nominations by Stockholders.

The Governance and Nominating Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on Torchmark’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at the address set out above.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices for all its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board of Directors that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee has also considered Company’s employee compensation programs, plans and practices as they may serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has ascertained no compensation risks which would rise to the level of adversely impacting the Company’s financial statements and financial reporting.

Succession Planning

The Board is responsible for the succession planning process for both the Chief Executive Officer and directors. The Board reviews and regularly discusses with the current Chief Executive Officer potential candidates which the Chief Executive Officer has identified from among senior management as possible successors for his position. The Board and the Chief Executive Officer also have the authority to examine persons outside of the Company organization as a part of the process to ultimately select a successor to the Chief Executive Officer. The Board may determine to employ outside professionals including consultants or search firms to assist in the CEO succession planning process. Candidates to succeed the Chief Executive Officer upon his retirement as well as in the event of any emergency involving, or the incapacity of the Chief Executive Officer are considered and after discussion at the Board level, a successor to the Chief Executive Officer is determined. A written emergency CEO succession plan was developed, approved by the Board and is currently in place. A similar process is followed by the Chief Executive Officer, consulting with senior management, to identify successors to the Chief Executive Officer’s direct reports (Chief Financial Officer, Chief Administrative Officer, Chief Actuary, Chief Legal Officer and the heads of the principal insurance subsidiaries). These potential successors are discussed with the Board and the Board’s concurrence is obtained on the designated successors. During 2010, the Board and Company management examined the succession planning process at all levels of the Company and its subsidiaries. A more formalized structure for identifying immediate and long-term successors for key personnel at all levels was established and is being implemented.

Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. Using the standards for director independence set forth by the New York Stock Exchange and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates, all of which are set forth in this Proxy Statement, as the basis for beginning the director succession process, the Governance and Nominating Committee and Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a retiring director or in a nominee to fill a newly created directorship. They evaluate potential director candidates from all sources, including shareholders and security holders of the Company, and may employ consultants or professional director search firms to assist them in the process. After compiling a list of such potential director candidates, members of the Board, including independent directors, the Chief Executive Officer and the Lead Director, meet with these candidates and make recommendations for successor directors to the Governance and Nominating Committee and the full Board for decision.

Director Qualification Standards

Torchmark’s Corporate Governance Guidelines discuss the following director qualification standards:

1.	Board Membership Criteria, including independence, limits on the number of boards on which a director serves, a former chief executive officer’s Board membership and directors who change their present job responsibilities;

2.	Size of the Board;

3.	Term Limits;

4.	Retirement Policy; and

5.	Selection of the Chairman of the Board.

Additionally, the Governance and Nominating Committee and the Board of Directors of Torchmark adopted a statement on Qualifications of Directors containing factors which should at a minimum be considered in the nomination or appointment of Board members on April 29, 2004.

More detail regarding these director qualification standards can be found in the Corporate Governance Guidelines by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investor Relations page. The Guidelines and the Director Qualification Standards are located under the Corporate Governance heading. Printed copies of the Guidelines as well as the Director Qualification Standards may be obtained at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

One of the Board adopted statements on Qualifications of Directors as set out in the Director Qualification Standards deals with diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all the other Qualifications of Directors are implemented. As a part of the annual self evaluation process, one of a number of factors that the Board and the Nominating and Governance Committee consider is whether the Board as a whole reflects appropriate diversity. In its process to evaluate potential director nominees, the Governance and Nominating Committee also examines broadly defined diversity in determining and recommending director candidates.

Director Identification and Evaluation Procedures

The Governance and Nominating Committee and the Board of Directors of Torchmark utilize the following procedures for identifying and evaluating director candidates which were adopted on April 29, 2004:

Procedures for Identifying and Evaluating Director Candidates

1.	Chairman and CEO, the Governance and Nominating Committee or other Board Member identifies need (a) to add new Board Member meeting specific criteria or (b) to fill a vacancy on the Board.

2.	Governance and Nominating Committee initiates search, working with Company staff support and seeking input from other Board Members and Senior Company Management. The Governance and Nominating Committee may also engage a professional search firm or other consultants to assist in identifying director candidates if necessary.

3.	Candidates that will satisfy any specific criteria and otherwise qualify for membership on the Board, are identified and presented to the Governance and Nominating Committee.

4.	The Chairman and CEO and at least one Member of the Governance and Nominating Committee will interview prospective candidate(s).

5.	Governance and Nominating Committee meets to consider and approve final candidate.

6.	Governance and Nominating Committee seeks full Board endorsement of selected candidate.

7.	In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates.

Procedures for Director Nominations by Stockholders

Article III, Section 2 of the Company’s By-Laws provides for procedures pursuant to which Company stockholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of stockholders, the stockholder’s notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in our By-Laws.

You may find the Company’s By-Laws by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investor Relations page. The Company By-Laws are located under the Corporate Governance heading. Printed copies of the By-Laws may also be obtained at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Board and Annual Shareholder Meeting Attendance

During 2010, the Board of Directors held four physical meetings and two teleconferences. In 2010, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served. The Board also acted three times by unanimous written consent.

Torchmark has a long standing policy that the members of its Board of Directors be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 29, 2010 Annual Meeting of Shareholders, all ten directors were present.

Sustainable Business Practices

Torchmark’s Board and its management recognize the importance of sustainability and believe we have a responsibility to utilize natural resources as efficiently as possible. A variety of conservation initiatives have been implemented through upgrades to our home office facilities, information technology systems and a general focus on increasing employee awareness. Sound sustainability practices are an important component of both good corporate citizenship and sound fiscal management.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Torchmark’s executive compensation philosophy is consistent with our business philosophy. Our compensation philosophy emphasizes and rewards consistent, steady growth in earnings per share, operating income per share and return on equity, which we believe provides long-term value to our shareholders and therefore aligns management’s interests with our shareholders’ interests. Our compensation philosophy also considers competitive remuneration practices in the insurance and financial services sector as we seek to attract, motivate, reward and retain our key executives at both the holding company and subsidiary levels. Our philosophy has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation.

Roles in Compensation Decisions

The Compensation Committee of our Board of Directors is responsible for determining the compensation of our senior executives at Torchmark and its subsidiaries in accordance with our stated compensation philosophy and strategy. With certain input from the Chief Executive Officer (CEO) and other members of senior management and the assistance of an independent compensation consultant, the Compensation Committee sets the total compensation in various forms that our named executive officers (the CEO, Chief Financial Officer (CFO) and the other executives listed in the compensation tables in this Proxy Statement) receive. The committee ensures that the mix of compensation among these various elements is appropriately balanced and also considers the retirement and other benefits available to our named executive officers (NEOs) in order to ensure that their compensation is fair, reasonable and competitive. Our mix of pay elements is based on the facts that Torchmark’s business is inherently long-term in nature and not generally subject to dramatic year over year variances in performance. Accordingly, our pay plans emphasize long-term equity accumulation (e.g., option grants), longevity (e.g., pension) and stability (e.g., restricted stock grants).

Company management, including our CEO, CFO and General Counsel, support the Compensation Committee, attend portions of its meetings at its request, make recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the committee in connection with our cash and equity compensation programs and plans. Specifically, our CEO provides input to assess the effectiveness of the existing compensation philosophy and programs, assists in the design of new compensation programs and the modification of existing programs and makes specific recommendations regarding the potential bonus awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including all NEOs except himself.

The Compensation Committee has the authority to employ outside advisors, experts and other professionals to assist it. During 2010, the committee retained Board Advisory, LLC, an independent compensation consulting firm. Neither Board Advisory nor any of its affiliates provides any consulting services to the Company. In 2010, at the request of the committee, Board Advisory performed an analysis of the peer group utilized; a review of the competitiveness of the total cash and equity-based compensation paid to the CEO and the other NEOs; and provided certain special reports and analyses requested by the Compensation Committee, such as a discussion of the competitiveness of equity awards and valuation issues and recommendations regarding the proposed 2011 Incentive Plan.

Setting Executive Compensation

The Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers in order to retain the insurance executives necessary to the successful operation of the Company. The committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it works using this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options and restricted stock awards, rather than through primarily annual cash bonuses.

During 2010, the Committee conducted a fundamental review of the peer group, considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, and peers utilized for strategic planning. The Committee decided to add Assurant, Inc and remove Genworth Financial. The remaining peer group consists of: AFLAC, American National, Assurant, CNO Financial Group (formerly Conseco), Lincoln National, Phoenix Companies, Principal Financial, Protective Life, StanCorp Financial Group and UNUM Group . The median fiscal year 2009 Total Policy Income1 for this peer group was roughly $3.7 billion versus $2.7 billion for Torchmark – a value between the median and the 25th percentile of the peer group. The median Enterprise Value2 for these peer group companies at year-end 2009 was approximately $3.3 billion, with Torchmark having an Enterprise Value ($3.6 billion) between the median and the 75th percentile of this peer group.

Part of the Committee’s process of structuring and setting executive compensation includes conducting annually, with the assistance of its consultant, a detailed pay and performance analysis of compensation for the Company’s executive officers relative to the pay and performance of executives occupying similar positions in its peer group. The results of these analyses, including the analyses done in 2010 for 2007 to 2009 performance, show that the Company’s performance as measured for compensation purposes is relatively higher versus the peer group than the relative total compensation levels as compared to the Company’s peer group. For 2009, the cash compensation (salary plus annual bonus) paid to the CEO and other NEOs was below the 25th percentile of the peer group’s cash compensation. Total compensation, including the grant date fair value of stock awards, increased value of pension benefits and other compensation, for the CEO was below the 25th percentile on a one year basis and between the 25th percentile and median on a 3 year average basis. Total compensation for the other NEOs was about equal to median on both a one-year and three-year average basis.

The pay for performance relationship was further examined by looking at realizable pay for the CEO versus total shareholder return for the period 2007-09. This is shown in the adjacent graph—“Pay for Performance”. The horizontal axis of the graph is the percentile ranking of total shareholder return for 2007 to 2009. The vertical axis of the graph is the percentile ranking of realizable pay earned for 2007 to 2009. Realizable pay is defined as cash payments received (e.g., salary, bonuses, etc.) plus pension value increases and the value of “other” compensation plus realized value of options exercised or shares that vest plus the change in unrealized value of all outstanding equity awards. In contrast to the information reported in the summary compensation table which for stock awards reflects the grant date fair value of the award, realizable pay provides a better picture of the amounts actually earned. The graph shows that although Torchmark’s total shareholder return performance was at the 60th percentile of the peer group, the realizable compensation of the CEO was only at the 30th percentile.

1	Torchmark’s business model does not place emphasis on capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue). Accordingly the Committee chose to compare the peers based on policy income which largely reflects premiums and fees.

2	Enterprise Value is market capitalization of common equity plus book value of debt minus cash.

Pay For Performance

Elements of Compensation

The total compensation package for all executives at Torchmark and its subsidiaries, including the named executive officers, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career while others focus on compensation and benefits paid on or related to retirement. Executives may also receive certain limited perquisites and personal benefits. The elements included in compensation available to executives during fiscal year 2010 included:

•	Base salaries;

•	Cash bonuses;

•	Long-term equity incentives in the form of stock options and restricted shares;

•	Retirement and other benefits; and

•	Perquisites and personal benefits.

Base Salaries

The Compensation Committee fixes (or, in the case of the CEO, recommends to the Board) base salaries for our NEOs on a March 1 to March 1 basis. In 2010, the Compensation Committee continued or recommended to the Board, who subsequently approved, a salary freeze for all executives with annual salaries of $400,000 or more, including the CEO and each of the named executive officers. Effective March 1, 2011 the Compensation Committee or the Board increased salaries for the NEOs as shown in the table below:

	2010 Salary	2011 Salary	% Increase
Mark McAndrew	$960,000	$1,000,000	4.2%
Gary Coleman	545,000	600,000	10.1%
Larry Hutchison	525,000	600,000	14.3%
Vern Herbel	450,000	465,000	3.3%
Roger Smith	420,000	435,000	3.6%

Annual Cash Bonuses

Annual cash bonuses are a key component of our executive compensation. To ensure the tax deductibility of bonuses paid to executives, we have an annual Management Incentive Plan (Section 162(m) Plan), under which we may pay annual cash bonuses to the CEO and the other named executives. Criteria set by the Compensation Committee under this plan stipulate that Net Operating Income per share must increase by 2% for any bonuses to be payable and that in such case, a bonus pool equal to 1.5% of pre-tax operating income will be established. For 2010, this pool was $11,880,000. The bonus payable to Mr. McAndrew cannot exceed 30% of the pool ($3.564 million for 2010) and the total bonus paid to the other named executives cannot exceed 30% of the total (7.5% per individual). The Compensation Committee is also authorized to pay discretionary bonuses to executives outside of the Section 162(m) Plan, which may or may not be tax deductible.

As noted, the 162(m) Plan establishes an upper limit for bonuses to ensure tax deductibility. The actual bonuses paid are developed using an annual incentive plan framework that determines an initial award, subject to adjustment as the Committees deems appropriate. For 2010, the Compensation Committee established the annual incentive plan framework tied to three metrics, assigning 40% weight to earnings per share growth (ranging from 2% to 12%); 40% weight to operating income growth (ranging from 3% to 10%); and 20% weight to return on equity (ranging from 10% to 16%), subject to the exercise of discretion on the part of the Compensation Committee to further adjust the bonuses based upon consideration of subjective factors.

For 2010, EPS grew 2.9%, operating income grew 6.1% and ROE was 13.7%, yielding an overall bonus pool of $3.562 million for the named executive officers.

In considering the bonus to be recommended to the independent members of the Board for payment to the CEO, the Committee also considered the fact that Mr. McAndrew’s bonus had been substantially reduced in 2009, a year in which hindsight showed that the Company’s performance had been excellent despite extremely challenging external conditions. With respect to the other three participating named executives, the Committee took into account, among other subjective factors, the individual performance of these executives and recommendations of the CEO. After deliberation, the Committee agreed to recommend to the Board a bonus award for Mr. McAndrew and to pay the following actual bonuses to the other NEOs listed below:

	Target Bonus as a % of Salary	Targeted Bonus Amount(1)	Actual Bonus Paid
Mark McAndrew	150%	$1,440,000	$1,900,000
Gary Coleman	80%	436,000	550,000
Larry Hutchison	80%	420,000	550,000
Vern Herbel	80%	360,000	430,000

(1)	Reflects target bonus amount based on targeted EPS growth, operating income growth and ROE in 2010. The degree to which these objective criteria were achieved, along with subjective criteria considered by the Committee, were used in determining (or, in the case of the CEO, recommending to the independent members of the Board) the amount by which the maximum bonus amount payable to each participating named executive officer would be reduced.

Roger C. Smith, the Chief Executive Officer of American Income, was not a part of Torchmark’s 162(m) plan for 2010. He was awarded a discretionary bonus of $300,000 by the Committee based in part on Mr. McAndrew’s assessment of the performance of this subsidiary in 2010, taking into account growth in premium, growth and production of the sales force and subsidiary profitability.

Long-Term Equity Incentives

The principal vehicle we use to distribute long-term incentive compensation to our Company and subsidiary executives, officers and key employees is stock options, which we first began awarding in 1984. From time to time, we have also awarded restricted stock to certain senior executives, and we began a renewed emphasis beginning in 2006 on the use of restricted stock awards to certain senior executives for retention purposes as an incentive to work beyond the established early retirement age of 55. The incentive plan under which stock options and restricted stock were awarded in 2010 was the Torchmark Corporation 2007 Long-Term Compensation Plan (the Long-Term Plan). The purposes of the Long-Term Plan are to promote the success and enhance the value of Torchmark by linking the personal interests of employees, officers, directors and consultants of the Company and its subsidiaries to our shareholders and to provide these persons with an incentive for outstanding individual performance.

Due to the small number of shares available under the Long-Term Incentive Plan, no awards have yet been made for this year. The Committee expects to meet and make awards following the shareholders meeting, if the proposed 2011 Incentive Plan is approved.

Stock Ownership/Retention Guidelines

Since January 1, 2007, we have the following formal stock ownership guidelines.

•	The Chief Executive Officer of Torchmark must acquire and hold shares of Torchmark stock with a market value equal to at least five times his annual salary;

•	The executive vice presidents of Torchmark must acquire and hold Torchmark stock with a market value equal to at least three times their respective annual salaries;

•

The presidents/chief executive officers of Torchmark’s principal insurance subsidiaries must acquire and hold Torchmark stock with a market value of at least two times their respective annual salaries; and

•

Non-employee directors of Torchmark must acquire and hold Torchmark stock with a market value equal to at least five times that portion of their annual retainer which may be paid in cash (Annual Cash Retainer).

All such directors, the Chief Executive Officer and the executive officers have a five-year period from the January 1, 2007 inception of these guidelines, their initial election as a director (if first elected after January 1, 2007) or their initial inclusion in the above-described categories of executive officers (the Initial Compliance Date) to attain the minimum ownership levels; provided, however, that non-employee directors serving on the Company Board on the July 1, 2010 effective date of an increase in their Annual Cash retainer have an additional three year period from their Initial Compliance Date to acquire the necessary additional shares to meet the applicable guideline. For purposes of meeting these stock ownership guidelines, common and trust preferred shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, shares held in unitized stock funds in the Company’s thrift, 401(k) and profit sharing and retirement plans, restricted stock and restricted stock units are counted. If minimum ownership levels are not met within the five-year period, the executive or director may not sell any shares nor may they execute a “cashless” stock option exercise.

We have no stock retention policy for stock options or other equity grants. The Company believes the decisions as to when to exercise options and whether to retain stock should be each individual award recipient’s decision once the stock ownership guidelines have been met. Our insider trading policy prohibits executives from trading and/or writing put and call options and other derivative vehicles in order to hedge positions or speculate in Company stock.

Retirement and Other Benefits

Retirement benefits provided to executives are a defined benefit pension plan benefit, a group term life insurance benefit, additional life insurance under Retirement Life Insurance Agreements, post-employment health coverage and, in the case of certain executives, benefits under a closed “frozen” Supplemental Executive Retirement Plan (SERP) or the new SERP which commenced January 1, 2007. While some of these retirement benefits are available to all eligible employees ( e.g. , pension plan benefit, group term life insurance and post-retirement health coverage), other benefits are only available to designated executives when they retire ( e.g., Retirement Life Insurance Agreements and benefits from the frozen SERP or the new SERP). The Company has chosen to provide such benefits either broadly or to specific individuals to attract and retain employees and executives by enabling retirement savings and planning. The new SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55.

Messrs. McAndrew, Coleman, Hutchison and Herbel and Smith are among the 31 persons designated in 2010 by the Compensation Committee as participants in the new SERP. Each of these named executive officers except Mr. Herbel and Mr. Smith also participated in the old frozen SERP. As a condition of participation in the new SERP, Messrs. McAndrew, Coleman and Hutchison agreed to forfeit their frozen SERP benefits unless their fixed frozen SERP benefit would be larger than their respective benefits under the new SERP at the time of their retirement.

Savings Plans

Eligible executives and employees may choose to participate in the Torchmark Corporation Savings and Investment Plan (the Thrift Plan), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds.

Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted provisions under Section 401(k) of the Internal Revenue Code (I.R.C.) for pre-tax contributions commencing on that date. No additional after-tax contributions were permitted to the Thrift Plan after December 31, 2006. The Company matches the employee’s pre-tax contributions at 100% on the first 1% of salary and at 50% on the next 5% of salary up to a maximum annual match of $8,575. The employee may contribute up to the maximum amount allowed by the Internal Revenue Code annually (currently $16,500) which is not matched by the Company, and if he or she is age 50 or older, the employee may make an annual “catch-up” contribution of up to an additional $5,500, which is also not subject to Company matching. These contributions can be directed to the same type of investment funds as previously available. Each of the NEOs participates in this plan.

Torchmark maintains a supplemental savings and investment plan (the Supplemental Thrift Plan) which was frozen in 1992. The Supplemental Thrift Plan, an unfunded, non-qualified defined contribution plan, allowed the Company to match participating executive’s contributions above the levels then permitted under the Thrift Plan. No further contributions have been made to the Supplemental Thrift Plan after 1992, with only interest accruing to executives’ accounts. Of the NEOs, only Mr. McAndrew has a frozen account in this plan.

Deferred Compensation Plan

Torchmark has historically provided a traditional unfunded, deferred compensation plan to certain eligible executive officers and directors who may elect to defer all or any part of their compensation into an interest-bearing memorandum deferred compensation account until they terminate their elections. Elections must indicate the payment commencement date and the method of distribution, either in a lump sum or equal monthly installments (not to exceed 120). Interest on the account is paid at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance. In 2008, this plan was amended to rename the plan the Torchmark Corporation Restated Deferred Compensation Plan, to provide those persons newly eligible to participate in this plan will be officers of the Company eligible to participate in the new SERP (which would currently include the CEO and the other NEOs), and to provide that directors not already participating in the plan would not be eligible participants. None of the NEOs participates in this plan.

Retirement Life Insurance Agreements

Torchmark provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including the NEOs, and certain executives of its subsidiary companies. These retirement life insurance benefit agreements replace an insurance payment program to that same group of executives which was terminated in 2001. The agreements provide a life insurance benefit to a participating executive effective upon the later of their 65th birthday or their retirement date with coverage equal to a designated percentage, which will vary, based upon the employee’s age at the nearest birthday to their date of retirement, from 65% at age 55 to 100% at ages 62 or over, of an amount equal to two times the employee’s salary and bonus in their final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Each of the NEOs has a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit.

Perquisites and Personal Benefits

Historically, we have not made available a broad array of perquisites and personal benefits. We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid tickets to events where the most expensive tickets utilized in 2010 had a face price of $250 per ticket, costs associated with spouses’ travel to Company meetings and holiday gifts. We have not incurred significant expense as a result of the usage of perquisites and personal benefits and have eliminated some perquisites such as company cars. The aggregate incremental cost of perquisites for 2010 exceeded $10,000 for three of the NEOs reflected in the Summary Compensation Table. Perquisite and other personal benefit disclosures are reviewed annually and approved by the Audit and/or the Compensation Committees.

Termination of Employment and Change in Control

All employees, including the NEOs, holding Torchmark stock options have option grant agreements which provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement at age 55 or older, early retirement at age 60 or older, normal retirement at age 65 or older, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, on disability or on death. Termination of employment for cause results in expiration of all options on the date of the termination notice.

Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the 2005 Incentive Plan and the Long-Term Plan provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within one year (under 2005 Incentive Plan), or two years (under Long-Term Plan) after the effective date of a change in control. The Management Incentive Plan requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of Torchmark.

While our executives are subject to post-termination obligations for confidentiality pursuant to confidentiality agreements which they sign while employed, they are generally not subject to other restrictive covenants such as those dealing with non-solicitation or non-competition unless negotiated at the time of their departure. The post-termination confidentiality obligation does not relate to any compensation or benefits payable or to be payable upon certain triggering events.

Torchmark and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are typically not extended on a post-termination basis.

Clawback Provisions

Bonuses paid to executives pursuant to the Section 162(m) Plan are subject to “clawback” provisions. If the Company’s financial results are materially restated, the Compensation Committee has the authority to recapture prior payments they determine to have been inappropriately received by an executive as well as to require the executive to forfeit the right to receive any future payments under the plan. Additionally, if the Company’s financial results are restated due to fraud or material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, any executive participating in the plan who the Compensation Committee determines participated in or was responsible for the fraud or material noncompliance causing the restatement must repay any amounts paid to him or her in excess of those that would have been paid under the restated results and forfeits the right to receive any future payments under the plan.

Tax and Accounting Implications of Compensation

As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Internal Revenue Code (I.R.C.), which provides that the Company may not deduct compensation of more than $1,000,000 paid to certain individuals. Compensation paid pursuant to the Section 162(m) Plan of the Company is intended to qualify as “performance-based compensation” which is not subject to the limits of I.R.C. Section 162(m). The Compensation Committee will not necessarily limit executive compensation to that paid under the Section 162(m) Plan or that is otherwise deductible under Section 162(m) of the I.R.C. In 2009, all compensation paid by Torchmark and its subsidiaries was deductible in accordance with the provisions of I.R.C. Section 162(m).

The Company designs, awards and implements its non-qualified deferred compensation arrangements to fully comply with I.R.C. Section 409A and the accompanying regulations. We amended our non-qualified deferred compensation plans to comply with Section 409A, effective January 1, 2009.

Beginning on January 1, 2006, Torchmark began accounting for stock-based payments, including stock option grants and restricted share awards in accordance with the requirements of ASC 718, Compensation — Stock Compensation in the consolidated GAAP financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Torchmark has reviewed and discussed the Compensation Disclosure and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Lloyd W. Newton, Chairman

Charles E. Adair

Sam R. Perry

February 23, 2011

The foregoing Compensation Committee Report shall not be deemed “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.

Summary Compensation Table

The table below summarizes various categories of compensation earned in 2010 by Torchmark’s Chief Executive Officer, Chief Financial Officer and the four next most highly compensated executive officers of the Company. Rosemary J. Montgomery, who formerly served as Executive Vice President and Chief Actuary of the Company and was one of the four next most highly compensated executive officers of the Company in 2009 and 2008, retired effective September 1, 2010. She is replaced in the Summary Compensation Table by Roger C. Smith, the Chief Executive Officer of the Company’s insurance subsidiary, American Income. The five named executive officers had 2010 salaries and bonuses in the aggregate which were 41% of their total compensation in 2010.

None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with Torchmark or any of its subsidiaries.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)		Total ($)
Mark S. McAndrew, Chairman and Chief Executive Officer	2010	955,080	0	833,580	1,864,800	1,900,000	679,005	41,656	(20)	6,274,121
	2009	968,615	0	423,000	648,960	490,000	242,962	62,761	(21)	2,836,298
	2008	950,000	0	940,200	1,075,200	1,200,000	476,657	68,859	(22)	4,710,916

Gary L. Coleman, Executive Vice President & Chief Financial Officer	2010	542,207	0	370,480	777,000	550,000	524,681	13,294		2,777,662
	2009	549,891	0	188,000	270,400	250,000	437,862	44,852	(23)	1,741,005
	2008	542,917	0	376,080	448,000	300,000	463,002	31,211	(24)	2,161,210

Larry M. Hutchison, Executive Vice President & General Counsel	2010	522,309	0	370,480	777,000	550,000	610,044	13,144		2,842,977
	2009	529,712	0	188,000	270,400	250,000	387,630	13,243		1,638,985
	2008	522,917	0	376,080	448,000	300,000	389,247	8,375		2,044,619

Vern D. Herbel Executive Vice President & Chief Administrative Officer	2010	447,694	0	277,860	669,300	430,000	441,008	20,036	(25)	2,285,898
	2009	454,038	0	141,000	243,360	225,000	295,194	28,558	(26)	1,387,150
	2008	445,833	0	313,400	394,240	250,000	312,768	21,607	(27)	1,737,848

Roger C. Smith Chief Executive Officer & President, American Income(6)	2010	417,848	300,000	347,325	777,000	0	261,344	24,217	(28)	2,127,734
	2009	423,769	300,000	117,500	216,320	0	206,489	28,606	(29)	1,292,684
	2008	418,333	250,000	219,380	295,680	0	206,703	21,256	(30)	1,411,352

(1)	For 2009, listed executives were overpaid due to an October 2009 change in payroll systems with the overpayments recovered from such executives in February 2010. Additionally, due to the scheduling of holidays, the final 2009 pay period also included January 1, 2010. Total overpayments recovered were: McAndrew ($8,615); Coleman ($4891); Hutchison ($4,712); Herbel ($4,038) and Roger Smith ($3,769).

For 2010, listed executives repaid 2009 salary overpayments in 2010: McAndrew ($4,920); Coleman ($2,793); Hutchison ($2,691); Herbel ($2,306) and Roger Smith ($2,153).
(2)	The fair values of stock awards are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718) using the NYSE market closing price on the grant date of the stock.
(3)	Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Footnote 1 to Torchmark’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2010.
(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings:

Executive	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)		Increase in Present Value New/ Frozen SERP ($)	Increase in Present Value New SERP ($)
McAndrew	2010	135,504			543,501
	2009		0	(a)	242,962
	2008	111,460			365,199

Coleman	2010	178,608			346,073
	2009	96,679			341,183
	2008	109,914			353,088

Hutchison	2010	159,394			450,650
	2009	85,018			302,612
	2008	96,599			292,648

Herbel	2010	131,709				309,299
	2009	63,906				231,288
	2008	79,913				232,855

R. Smith	2010		0	(b)		261,344
	2009	74,847				131,642
	2008	75,658				131,045

(a)	Result of 2008 payment to former spouse pursuant to 1993 qualified domestic relations order.
(b)	Result of execution of qualifying domestic relations order for former spouse.

(5)	Includes the categories and quantified amounts of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives in the years shown in the following table:

	Perquisites
Executive	External Fitness Center Dues	Country Club Dues	Personal Use Company Airplane (a)	Personal Use Company- Purchased Tickets	Holiday Gift	Subsidiary’s Sales Convention Gift
McAndrew	2010		2010	2010
	2009		2009 ($34,950)	2009		2009
	2008		2008 ($62,316)	2008		2008

Coleman			2009 ($30,301)	2009	2009
			2008	2008	2008

Herbel		2010		2010	2010
		2009	2009	2009	2009	2009
		2008		2008	2010	2008

R. Smith	2010		2010	2010	2010
	2009		2009		2009	2009
	2008			2008	2008	2008

Mr. Hutchison had no reportable perquisites and personal benefits in 2010, 2009 or 2008. Mr. Coleman had no reportable perquisites and personal benefits in 2010.

(a)

The value of personal use of Company aircraft is calculated based on the actual variable costs incurred by Torchmark in providing such flights, net of federal and state tax benefits and the lost tax benefits to Torchmark attributable to such flights. The variable costs associated with such flights include fuel, maintenance of the planes, “dead head” flights, pilot travel expenses, on-board catering, landing and parking fees and other variable costs. Fixed costs, such as pilots’ salaries, are not included since they do not change with usage. Costs incurred by Torchmark in providing personal flights to executives are deductible for federal income tax purposes only to the extent that income is imputed to the executive for income tax purposes for the flights. Accordingly, a tax deduction for the costs associated with personal flights is not allowed to the extent that such costs exceed the imputed income to the executive.

(6)	As a result of a 2010 divorce decree and accompanying qualified domestic relations orders, Mr. Smith will forfeit exercisable and unexercisable stock options with grant date fair values totaling $1,453,300 and unvested restricted stock with grant date fair values totaling $106,684 to his former spouse.

2010 Grants of Plan-based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Award(s)(1)			Estimated Future Payouts Under Equity Incentive Plan Award(s)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark S. McAndrew	Options	2/25/10								120,000	46.31	1,864,800

	Restricted Stock	2/25/10							18,000			833,580
	Annual Cash			1,900,000

Gary L. Coleman	Options	2/25/10								50,000	46.31	777,000
	Restricted Stock	2/25/10							8,000			370,480
	Annual Cash			550,000

Larry M. Hutchison	Options	2/25/10								50,000	46.31	777,000
	Restricted Stock	2/25/10							8,000			370,480
	Annual Cash			550,000

Vern D. Herbel	Options	2/25/10								45,000	46.31	699,300
	Restricted Stock	2/25/10							6,000			277,860
	Annual Cash			430,000

Roger C. Smith(5)	Options	2/25/10								50,000	46.31	777,000
	Restricted Stock	2/25/10							7,500			347,325

(1)	Estimated future payouts under non-equity, incentive plan awards are calculated pursuant to the Company’s Annual Management Incentive Plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount. On January 25, 2011, the Compensation Committee certified attainment of the bonus objectives for Messrs. Coleman, Hutchison and Herbel, who were paid the bonuses shown in the Summary Compensation Table shortly thereafter. On February 24, 2011, the Board approved the payment of the bonus shown in the Summary Compensation Table to Mr. McAndrew based upon receipt of the Compensation Committee’s January 25, 2011 certification of attainment of his bonus objectives.
(2)	Restricted shares awarded February 25, 2010 vest 20% per year over a five year period commencing on the first anniversary of the award date, based upon continued employment. If the executive dies or retires at or after age 65 (a normal retirement), any remaining unvested restricted stock vests in full as of the date of death or retirement. If the executive retires at or after age 60, 75% of any remaining unvested restricted stock vests in full as of the date of retirement. Dividends are paid on both vested and unvested shares at the same rate as that received by all Company common stockholders.
(3)	Non-qualified stock options granted February 25, 2010 have a seven year term and a grant price equal to the market closing price of Company common stock on the New York Stock Exchange on the date awarded by the Compensation Committee. Such options vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date.
(4)	The values included in this column represent the grant date fair value of restricted stock and option awards computed in accordance with ASC 718. For restricted stock this involves the use of NYSE market closing price on the grant date of the stock. The assumptions utilized for options are set out in Footnote 1 to Torchmark’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2010.
(5)	Pursuant to a 2010 divorce decree and accompanying qualified domestic relations orders, Roger Smith forfeited $39,907, the grant date fair value of 2,568 options, which were transferred to his former spouse, and $19,589, the grant date fair value of 423 restricted shares, which he holds as constructive trustee for his former spouse, to his former spouse.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark S. McAndrew[1]	2/25/10		120,000	[2]		46.31	2/25/17
	2/26/09		120,000	[2]		23.50	2/26/16
	2/26/08	60,000	60,000			62.68	2/26/15
	4/26/07	104,000				68.18	4/26/14
	12/13/05	75,000				55.48	12/13/12
	5/4/05	332,181				54.77	5/4/12
	12/13/04	60,000				56.24	12/15/14
	12/11/03	95,000				44.89	12/13/13
	12/16/02	50,000				37.44	12/18/12
								2/25/10	18,000	[3]	1,075,320	[4]
								2/26/09	14,400	[3]	860,256	[4]
								2/26/08	9,000	[3]	537,660	[4]
								4/26/07	4,000	[3]	238,960	[4]

Gary L. Coleman	2/25/10		50,000	[2]		46.31	2/25/17
	2/26/09		50,000	[2]		23.50	2/26/16
	2/26/08	25,000	25,000			62.68	2/26/15
	1/19/07	25,000				64.59	1/19/14
	12/12/06	25,000				63.70	12/12/13
	12/13/05	60,000				55.48	12/13/12
	5/4/05	188,947				54.77	5/4/12
	12/13/04	55,000				56.24	12/15/14
	12/11/03	55,000				44.89	12/13/13
								2/25/10	8,000	[3]	477,920	[4]
								2/26/09	6,400	[3]	382,336	[4]
								2/26/08	3,600	[3]	215,064	[4]
								12/12/06	800	[3]	47,792	[4]

Larry M. Hutchison	2/25/10		50,000	[2]		46.31	2/25/17
	2/26/09		50,000	[2]		23.50	2/26/16
	2/26/08	25,000	25,000			62.68	2/26/15
	1/19/07	25,000				64.59	1/19/14
	12/12/06	25,000				63.70	12/12/13
	12/13/05	60,000				55.48	12/13/12
	5/4/05	186,685				54.77	5/4/12
	12/13/04	55,000				56.24	12/15/14
	12/11/03	55,000				44.89	12/13/13
								2/25/10	8,000	[3]	477,920	[4]
								2/26/09	6,400	[3]	382,336	[4]
								2/26/08	3,600	[3]	215,064	[4]
								12/12/06	800	[3]	47,792	[4]

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vern D. Herbel	2/25/10		45,000	[2]		46.31	2/25/17
	2/26/09		45,000	[2]		23.50	2/26/16
	2/26/08	22,000	22,000			62.68	2/26/15
	1/19/07	20,000				64.59	1/19/14
	12/12/06	20,000				63.70	12/12/13
	12/13/05	30,000				55.48	12/13/12
	5/4/05	55,069				54.77	5/4/12
	12/13/04	30,000				56.24	12/15/14
	12/11/03	20,000				44.89	12/13/13
	12/16/02	7,500				37.44	12/18/12
								2/25/10	6,000	[3]	358,440	[4]
								2/26/09	4,800	[3]	286,752	[4]
								2/26/08	3,000	[3]	179,220	[4]
								12/12/06	800	[3]	47,792	[4]
Roger C. Smith[5]	2/25/10		47,432	[6]		$46.31	2/25/17
	2/26/09		29,635	[7]		$23.50	2/26/16
	2/26/08	8,250	10,327			$62.68	2/26/15
	1/19/07	7,500				$64.59	1/19/14
	12/12/06	7,500				$63.70	12/12/13
	12/13/05	17,500				$55.48	12/13/12
	5/4/05	26,742				$54.77	5/4/12
	12/13/04	20,000				$56.24	12/15/14
	12/11/03	15,000				$44.89	12/13/13
								2/25/10	7,500	[3]	$448,050	[4]
								2/26/09	4,000	[3]	$238,960	[4]
								2/26/08	2,100	[3]	$125,454	[4]
								12/12/06	600	[3]	$35,844	[4]

[1]

As a result of a 2009 divorce decree and accompanying qualified domestic relations orders, Mr. McAndrew reports at December 31, 2010 a total of 392,535 unexercised options (370,863 exercisable and 21,672 unexercisable) and 3,304 unvested restricted shares forfeited in 2009 to his former spouse which he continues to hold as constructive trustee on her behalf. He held 683,646 unexercised options (405,318 exercisable and 278,328 unexercisable) and 24,096 unvested restricted shares at fiscal year-end 2010.

[2]	Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven year term.
[3]	Restricted stock vests at the rate of 20% per year over a five year period commencing on the first anniversary of grant date.
[4]	Calculated using year-end closing market price of $59.74 per share.
[5]

As a result of a 2010 divorce decree and accompanying qualified domestic relations order, Mr. Smith forfeited and transferred to his former spouse a total of 141,599 options, of which 35,000 were subsequently exercised, 87,493 remained exercisable and 19,106 were unexercisable at December 31, 2010. The option awards reflected in the table above are only those retained by Mr. Smith pursuant to the aforementioned divorce decree and accompanying qualified domestic relations order. In 2010, Mr. Smith also forfeited a total of 2,305 then unvested restricted shares to his former spouse, 2,046 shares of which remained unvested at December 31, 2010 and which shares he continues to hold as constructive trustee on her behalf. He retained a total of 12,154 unvested restricted shares at fiscal year-end 2010.

[6]	Pursuant to divorce decree, 23,459 shares vest 2/25/2012 and 23,973 shares vest 2/25/2013.
[7]	Pursuant to divorce decree, 13,781 shares vest 2/26/2011 and 15,854 shares vest 2/26/2012.

Option Exercises and Stock Vested

during fiscal year ended December 31, 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)(3)
Mark S. McAndrew	34,842	1,437,581	8,600	418,500
Gary L. Coleman	72,554	2,835,502	3,600	179,592
Larry M. Hutchison	52,376	2,046,434	3,600	179,592
Vern D. Herbel	12,919	533,037	3,000	151,692
Roger C. Smith	20,000	823,300	2,300	116,094

[1]

“Value Realized on Exercise” represents the difference between the fair value per share less brokerage commissions in broker-assisted “cashless” or “modified cashless” option exercises and the exercise price per share multiplied by the number of shares underlying each option exercised.

[2]

“Value Realized on Vesting” represents the value of restricted shares calculated by multiplying the number of vested shares by the closing price of Torchmark common stock on the NYSE on the vesting date or if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.

[3]	Vesting Dates for Shares of Restricted Stock:

Executive	Feb. 26, 2010	Apr. 26, 2010	Dec. 12, 2010
M. McAndrew	6,600 shares	2,000 shares
G. Coleman	2,800 shares		800 shares
L. Hutchison	2,800 shares		800 shares
V. Herbel	2,200 shares		800 shares
R. Smith	1,700 shares		600 shares[1]
[1] 259 shares transferred to former spouse on vesting

Pension Benefits at December 31, 2010

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under the Torchmark Corporation Pension Plan, the Torchmark Corporation Supplemental Executive Retirement Plan (effective January 1, 2007) (the new SERP) and the Torchmark Corporation Supplementary Retirement Plan (frozen in 1994) (the frozen SERP) determined using interest rates and mortality rate assumptions consistent with those used in Torchmark’s financial statements. As the executive officers who participate in both the frozen SERP and the new SERP, Messrs. McAndrew, Coleman and Hutchison have agreed to forgo receipt of any benefit under the frozen SERP since their frozen SERP benefit will exceed their new SERP benefit at the time of their retirement. Messrs. Herbel and Smith were not participants in the frozen SERP. No benefits are payable under the new SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
Mark S. McAndrew	Torchmark Corporation Pension Plan	31	611,977	0
	Torchmark Corporation Supplemental Executive Retirement Plan	31	3,534,731	0
Gary L. Coleman	Torchmark Corporation Pension Plan	29	940,427	0
	Torchmark Corporation Supplemental Executive Retirement Plan	29	2,235,776	0
Larry M. Hutchison	Torchmark Corporation Pension Plan	25	802,646	0
	Torchmark Corporation Supplemental Executive Retirement Plan	25	1,963,708	0
Vern D. Herbel	Torchmark Corporation Pension Plan	24	616,169	0
	Torchmark Corporation Supplemental Executive Retirement Plan	24	1,165,391	0
Roger C. Smith	Torchmark Corporation Pension Plan	11	276,706	0
	Torchmark Corporation Supplemental Executive Retirement Plan	11	947,475	0

(1)	Present value of accumulated benefits is calculated using the December 31, 2010 FAS 87 disclosure assumptions as follows: (a) discount rate of 5.77%; (b) Optional Combined Tables for males and females based on the RP-2000 Mortality Tables projected with Scale AA as published by the IRS on February 26, 2007 and (c) the calculated present value at age 65 is discounted with interest only to the current age.

The Torchmark Corporation Pension Plan is a non-contributory pension plan which covers all eligible employees at the Company and each of its subsidiaries except for American Income Life Insurance Company (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The named executive officers are subject to the former TMK Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the ten years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.

If the participant retires between the ages of 55 and 64, the amount of the Pension Plan benefits is reduced so that if he or she retires at age 55, the participant will be entitled to 50% of the accrued benefits. Of the named executive officers, Messrs. McAndrew, Coleman, Hutchison and Roger Smith are eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.

Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2010, $195,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Internal Revenue Code (in 2010, $245,000), not on actual final average earnings of the participant. Accordingly, the Company maintained the non-qualified Torchmark Supplementary Retirement Plan, under which vested benefits were frozen in 1994 and no further benefits accrued, to provide the excess annual retirement benefits which could not be paid under the applicable pension plan because of these legal restrictions. This frozen supplemental plan, which is an unfunded general obligation of Torchmark, will pay the vested benefits thereunder in the form and at the time elected by each participant in compliance with I.R.C. Section 409A. Of the named executive officers, Messrs. McAndrew, Coleman and Hutchison have a vested benefit under the frozen Supplementary Retirement Plan. To the extent that Messrs. McAndrew, Coleman and Hutchison receive any benefits under the Company’s new SERP implemented in 2007, they have agreed to waive their frozen SERP benefits unless those fixed benefits under the frozen SERP are greater.

After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a new supplemental executive retirement plan, effective January 1, 2007. This non-qualified SERP, is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from the former TMK Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount annual limit on qualified pension plan benefits. No benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 31 executives of the Company and its subsidiaries, including each of the named executive officers, to participate in the SERP on February 24, 2010.

2010 Non-Qualified Deferred Compensation

The non-qualified deferred compensation reflected below is being deferred pursuant to the Torchmark Corporation Supplemental Savings and Investment Plan (Supplemental Thrift Plan), an unfunded non-qualified deferred compensation plan, which was frozen in 1992. Executive and Company contributions to this plan were terminated as of that date, with only interest on existing funds accruing to executives’ accounts thereafter at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance.

The Supplemental Thrift Plan allowed the Company to match participating executives’ contributions to the broad-based, tax-qualified Savings and Investment Plan above the levels then permitted by the Internal Revenue Code under that plan. Only Mr. McAndrew has a frozen account in the Supplemental Thrift Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mark S. McAndrew	0	0	826(1)	0	18,043
Gary L. Coleman	0	0	0	0	0
Larry M. Hutchison	0	0	0	0	0
Vern D. Herbel	0	0	0	0	0
Roger C. Smith	0	0	0	0	0

(1)	Amount is interest only and is not reported for Mr. McAndrew in the Summary Compensation Table as it is not accrued at a preferential or above-market rate.

Potential Payments upon Termination or Change-in-Control

Torchmark and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs (1) upon termination of their employment in connection with stock options issued to them under the Company’s various incentive plans, (2) upon termination of employment in connection with restricted stock issued to them under the 2005 Plan in the case of Messrs. Coleman, Herbel, Hutchison and Roger Smith or under the 2007 Plan in the case of Messrs. McAndrew, Coleman, Herbel, Hutchison and Roger Smith, (3) at age 65 in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement, (4) upon termination of their employment in the form of a cash payment under the Supplemental Thrift Plan, (5) upon termination of their employment in the form of the executive’s chosen installment payment option, or annuity under the frozen SERP, which was closed in 1994 and (6) upon termination of their employment in the executive’s chosen form of annuitized payment under the new SERP. Additionally, in the case of a change in control of Torchmark, the stock options and restricted stock held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result.

For purposes of the following disclosures, the assumptions used in making the calculations are: (1) the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2010; (2) the per share price of Torchmark stock is $59.74, the closing price of the stock on December 31, 2010; (3) the ages of the NEOs as of December 31, 2010 were Mark McAndrew (age 57), Gary Coleman (age 57), Larry Hutchison (age 56), Vern Herbel (age 53) and Roger Smith (age 58); and (4) their salary and bonus is what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

Currently outstanding Torchmark stock options provide that the options may be exercised for a period of time after termination of employment that varies with the circumstances of the termination:

(1)	on a voluntary termination—one month after termination of employment or the expiration of the stated term of the option, whichever is shorter;
(2)	on an involuntary termination without cause—three months after termination of employment or the expiration of the stated term of the option, whichever is shorter;
(3)	on an early retirement (defined to be at or after age 55)—three years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(4)	on retirement at or after age 60 (only for options granted on and after December 13, 2005)—five years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(5)	on a normal retirement (defined to be at or after age 65)—the remaining balance of the term of the option, and all options remaining unvested upon the exercise of the option vest in full on the retirement date;
(6)	on disability—the remaining balance of the term of the option, and all options remaining unvested are immediately vested in full; and
(7)	on death—the remaining balance of the term of the option or one year from the date of death, whichever is longer, and all options remaining unvested at the date of death are immediately vested in full.

If employment is terminated for cause, there is no post-termination exercise as all outstanding options are forfeited to the Company. “Cause” is defined by the 2007 and 2005 Plans as a reason for a plan participant’s termination of employment as that term may be defined in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no employment, severance or similar agreement and if the grant agreement does not define that term (which is the case for all awards currently outstanding under the 2007 and 2005 Plans), “cause” is defined as any of the following acts by the plan participant, as determined by the Compensation Committee or the Board of Directors: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. “Cause” is defined by the 1998 Plan as a plan participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any subsidiary.

Options which were granted in full or partial payment of cash bonuses do not expire upon termination of employment other than upon a termination for cause; they remain exercisable in increments according to their original vesting schedule unless the optionee dies, reaches age 65 and retires, or there is a change-in-control of the Company, where in each instance any unvested portion of the option becomes immediately exercisable in full.

The table below sets out values for outstanding “in the money” stock options that would be realized by the NEOs in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual NEO based upon the foregoing assumptions are shown.

Mark S. McAndrew	Early Retirement — $8,011,359
Disability — $8,011,359
Death — $8,011,359

Gary L. Coleman	Early Retirement — $4,687,417
Disability — $4,687,417
Death — $4,687,417

Larry M. Hutchison	Early Retirement — $4,676,174
Disability — $4,676,174
Death — $4,676,174

Vern D. Herbel	Voluntary termination — $970,743
Involuntary termination without Cause — $1,786,143
Disability — $3,205,893
Death — $3,205,893

Roger C. Smith	Early Retirement — $2,211,192
Disability — $2,211,192
Death — $2,211,192

Restricted Stock and Termination of Employment

The Company’s currently outstanding restricted stock awards provide that if the executive’s employment with Torchmark or one of its subsidiaries terminates during the restriction period because of death or because of retirement at or after age 65, all then remaining unvested restricted shares vest in full on the date of death or retirement. If the executive’s employment terminates by reason of retirement at or after age 60, 75% of any then remaining unvested restricted stock vests in full on the date of retirement. Based upon an assumed employment termination date of December 31, 2010, the only value to be shown below for Messrs. McAndrew, Coleman, Hutchison, Herbel and Roger Smith is termination by death.

Termination by Death
Mark S. McAndrew	$2,008,820
Gary L. Coleman	$797,488
Larry M. Hutchison	$797,488
Vern D. Herbel	$629,660
Roger C. Smith	$611,173

Retirement Life Insurance Agreements

Torchmark will provide a life insurance benefit to each of the NEOs during their respective lifetimes, effective upon the later of his or her 65th birthday or his or her retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his or her final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1,995,000.

Employee’s Age Nearest Birthday at date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%

Based upon an assumed retirement date of December 31, 2010, Mr. McAndrew would have $1,995,000 of life insurance coverage under his Retirement Life Insurance Agreement; Mr. Coleman would have $1,637,500 of life insurance coverage under his Retirement Life Insurance Agreement; Mr. Hutchison would have $1,500,000 of life insurance coverage under his Retirement Life Insurance Agreement and Mr. Roger Smith would have $1,147,000 of life insurance coverage under his Retirement Life Insurance Agreement. Each of them would be issued an insurance policy by a Company subsidiary with a face amount equal to her/his insurance coverage. Mr. Herbel, who was not at least age 55 on the assumed retirement date, would have no coverage under his Retirement Life Insurance Agreements assuming he had retired on December 31, 2010.

Supplemental Thrift Plan

Torchmark’s Supplemental Thrift Plan, described earlier in this Proxy Statement, was closed to new contributions by the Company and the participating executives in 1992. After that date, only interest calculated at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance was credited by the Company to the account of a participating executive. That account balance is paid to the executive in cash after his or her retirement. Of the NEOs, only Mr. McAndrew has a Supplemental Thrift Plan account. Based upon an assumed retirement date of December 31, 2010, he would be paid $18,043 from the Supplemental Thrift Plan.

Frozen SERP

The Torchmark Corporation Supplementary Retirement Plan (referred to in this Proxy Statement as the frozen SERP) was closed in 1994, and all vested benefits ultimately owed to participants upon their retirements were fixed. Participants generally must have elected no later than December 31, 2006 when their retirement income payments under the frozen SERP will commence from among the following dates: January 8 following retirement; January 1 following his or her 65th birthday; or the January 1 following the second, third, fourth or fifth anniversary of his or her retirement. Their retirement income payments will be made in the form of a single life annuity unless they elected no later than December 31, 2006 to receive payments in an optional form (a lump sum distribution, annual installments of approximate equal value paid over a minimum of two years and a maximum of ten years or any form of annuity permitted for payments under the Company’s qualified defined benefit plan). Executive officers who are participants in both the frozen SERP and the new SERP were required to modify the distributions election for the frozen SERP no later than December 31, 2007. The effect of this modification was to make the timing and method of distribution consistent under the two plans and to be consistent with distribution options permitted under the new SERP. Since Messrs. McAndrew, Coleman and

Hutchison respective benefits under the new SERP at December 31, 2010 would exceed their benefits on that date under the frozen SERP, each would have waived his/her frozen SERP benefit in order to receive his/her new SERP benefit and would not receive any benefit under this plan. Messrs. Herbel and Roger Smith did not participate in the frozen SERP and have no benefits from this plan supplementing their qualified defined pensions.

New SERP

The Torchmark Corporation Supplemental Executive Retirement Plan (referred to in this Proxy Statement as the New SERP) became effective January 1, 2007. No benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. Assuming the named executive officers retired on December 31, 2010, since Messrs. McAndrew, Hutchison, Coleman and Roger Smith were at least age 55 on that date, they would be entitled to receive benefits under the New SERP. The annual benefits payable as of December 31, 2010 for these individuals are as follows:

Mark S. McAndrew	$201,990
Gary L. Coleman	$117,032
Larry M. Hutchison	$53,829
Roger C. Smith	$75,769

Change-in-Control—Stock Options and Restricted Stock

The 2007 Plan provides that (1) in case of a change in control where the new controlling person does not assume or equitably substitute stock options or restricted stock, all outstanding options become fully exercisable and all time-based restricted stock vests and (2) in the case of a change in control where the new controlling person assumes or equitably substitutes stock options or restricted stock, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change in control, all outstanding options are fully exercisable and time-based restricted stock vests.

The 2005 Plan provides that if a participant’s employment is terminated without cause or the participant resigns for good reason within one year after the effective date of a change in control, all outstanding options and unvested restricted stock issued under the plan become fully exercisable. For purposes of the 2007 Plan and the 2005 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 25% or more of Torchmark’s voting securities, but not including:

–	an acquisition by a person who on the plan’s effective date (April 26, 2007 for the 2007 plan and April 28, 2005 for the 2005 Plan) was the beneficial owner of 25% or more Torchmark’s voting securities;

–	an acquisition of securities by or from Torchmark;

–	an acquisition of securities by a Torchmark employee benefit plan; or

–	an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.

(ii)	Individuals serving on Torchmark’s Board on the plan’s effective date (April 26, 2007 for the 2007 Plan and April 28, 2005 for the 2005 Plan) cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).

(iii)	A reorganization, merger or consolidation of Torchmark, or a sale of all or substantially all of Torchmark’s assets, unless, following any such transaction:

–	all or substantially all of Torchmark’s shareholders prior to the transaction own more than 50% of the voting stock of Torchmark or its successor in substantially the same proportions as their ownership of Torchmark’s voting stock prior to the transaction; and

–	no person (excluding any successor corporation or any employee benefit plan of Torchmark or a successor corporation) acquires 25% or more of the voting securities of Torchmark or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction, and

–	a majority of the members of the Board of Torchmark or its successor following the transaction were members of Torchmark’s Board prior to the transaction.

(iv)	Torchmark’s shareholders approve a complete liquidation or dissolution of Torchmark.

The Torchmark Corporation 1998 Stock Incentive Plan (1998 Plan), under which named executives hold certain options, provides that on a change of control any stock options awarded under that plan which were not previously exercisable and vested become fully exercisable and vested. The value of all outstanding options under the 1998 Plan will be settled on the basis of the change of control price (defined as the highest price per share paid in any NYSE composite tape transaction at any time during the preceding 60 day period) as of the date the change of control occurs, in cash or in stock as determined in the discretion of the Compensation Committee.

For purposes of the 1998 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 20% or more of Torchmark’s voting securities (other than an acquisition by Torchmark or one its subsidiaries or employee benefit plans).

(ii)	The occurrence of a transaction or event relating to Torchmark that is required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act.

(iii)	When, during any two-year period, the members of Torchmark’s Board at the beginning of the period cease to constitute at least a majority of the Board (other than due to the death of a director), unless a director is elected or recommended by at least two-thirds of the directors at the beginning of the period.

(iv)	An acquisition of Torchmark by a third party, by merger, purchase of assets or otherwise, requiring stockholder approval.

Assuming that the change in control occurred on December 31, 2010, NEOs would have the following intrinsic option values under the 2007, 2005 and 1998 Plans:

Mark S. McAndrew	$8,011,359
Gary L. Coleman	$4,687,417
Larry M. Hutchison	$4,676,174
Vern D. Herbel	$3,205,893
Roger C. Smith	$2,211,192

Assuming that the change in control occurred on December 31, 2010, the NEOs would have the values shown below for their unvested restricted stock granted under the 2007 or 2005 Plans:

Mark S. McAndrew	$2,008,820
Gary L. Coleman	$797,488
Larry M. Hutchison	$797,488
Vern D. Herbel	$629,660
Roger C. Smith	$611,173

2010 Director Compensation

The table below summarizes the compensation paid by Torchmark to non-employee directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Charles E. Adair	101,667		0		90,060	0	0	0	191,727
David L. Boren	92,917		90,102		0	0	0	0	183,019
M. Jane Buchan	93,333		0		90,060	0	0	0	183,393
Robert W. Ingram	88,750		90,102		0	0	0	0	178,852
Joseph L. Lanier, Jr.(4)	29,667		90,102	(5)	0	0	0	158,030(6)	277,799	(7)
Lloyd W. Newton	93,333		90,102		0	0	0	0	183,435
Sam R. Perry	88,108	(8)	90,102		0	0	0	0	178,210
Darren M. Rebelez	31,250		57,545		93,240	0	0	0	182,035
Lamar C. Smith	31,500		143,142		0	0	0	0	174,642
Paul J. Zucconi	108,750		90,102		0	0	0	0	198,852

[1]

The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 2,013 shares of restricted stock awarded to Mr. Lanier, which were subsequently forfeited unvested to the Company upon his April 29, 2010 retirement, 3,198 shares of restricted stock awarded to Mr. Lamar Smith and 2,013 restricted stock units awarded to each of Messrs. Boren, Ingram, Newton, Zucconi and Perry, all awarded on January 4, 2010, and 1,072 shares of restricted stock awarded to Mr. Rebelez on March 18, 2010.

[2]	Aggregate outstanding option awards at fiscal year end 2010:

Director	No. of Options
Charles E. Adair	45,211
David L. Boren	12,000
M. Jane Buchan	36,000
Robert W. Ingram	18,000
Joseph L. Lanier, Jr.	30,000
Lloyd W. Newton	18,000
Sam R. Perry	36,000
Darren M. Rebelez	6,000
Lamar C. Smith	69,966
Paul J. Zucconi	38,900
[3]

The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair value of the 6,000 stock options with an exercise price of $44.76 per share awarded January 4, 2010 to each of Mr. Adair and Ms. Buchan and with an exercise price of $46.31 per share awarded February 25, 2010 to Mr. Rebelez.

[4]	Mr. Lanier retired from the Board on April 29, 2010 upon reaching the designated retirement age.

[5]	This amount represents the grant date fair value of 2,013 restricted shares of common stock forfeited to the Company unvested upon Mr. Lanier’s retirement from the Board in April 2010.

[6]

Includes one-time gift to a designated charity honoring the director upon his retirement from the Board of $5,000 and a one-time special cash retirement payment of $153,030 to address the unintended forfeiture of restricted stock. The one-time special cash retirement payment to Mr. Lanier of $153,030 to address the forfeiture of restricted stock was comprised of $ 90,058, the grant date fair value of the 6,000 automatic annual fair market stock option which he elected to convert to restricted stock (The difference between this value and that shown in the Stock Awards column is due to rounding up to the next highest whole share as required by the terms of the non-employee director sub-plan pursuant to which awards are made.), and $62,972, the incremental taxes resulting from his I.R.C. 83(b) election prior to the forfeiture (grossed up for tax on the reimbursement).

[7]	Includes $90,102 as grant date fair value of 2,013 shares of restricted stock which were forfeited by Mr. Lanier unvested on his April 2010 retirement from the Board.

[8]	Mr. Perry made a timely 2009 election to defer all of his 2010 annual director compensation to an interest-bearing account under the non-employee director sub-plan of the 2007 Plan.

Payments to Directors

Directors of the Company were compensated on the following basis prior to July 1, 2010:

(1) Directors who were not officers or employees of the Company or a subsidiary of the Company (Outside Directors) received an annual retainer of $45,000, which was paid each January for the entire year, a fee of $2,000 for each physical Board or Board Committee meeting attended and a fee of $500 for each telephonic Board or Board Committee meeting in which they participated. They did not receive fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They received reimbursement for their travel and lodging expenses if they did not live in the area where a meeting was held.

(2) Beginning January 1, 2007, the outside directors who chaired the Audit Committee, the Compensation Committee and the Governance and Nominating Committee received annual Committee Chair retainers, payable in quarterly installments. The Audit Committee Chair received $10,000 and the Compensation Committee Chair and the Governance and Nominating Committee Chair each received $5,000.

(3) Commencing in February, 2010, the director who served as Lead Director received an annual Lead Director retainer of $25,000, payable in quarterly installments.

(4) Pursuant to the provisions of a non-employee director subplan under the Company’s then active omnibus incentive plan, each Outside Director was automatically awarded annually non-qualified stock options on 6,000 shares of Company common stock on the first day of each calendar year in which stock was traded on the New York Stock Exchange at the NYSE market closing price on that date unless he or she made a timely advance election to receive an equivalent value of restricted stock or restricted stock units in lieu of the 6,000 share annual formula-based option grant. Shares of restricted stock and RSUs awarded in lieu of options were awarded at fair market value (NYSE market closing price) on the date of the annual formula-based option grants. Restricted stock carried full voting and cash dividend rights from its initial award date. RSUs, while not issued as shares until a director’s retirement form the Board, carried the right to dividend equivalents from the award date payable in additional RSUs which were fully vested when issued but were also not issued as shares until the director retires. Mr. Adair and Ms. Buchan received a 6,000 share stock option on January 4, 2010 at the grant-date fair market exercise price of $44.76 per share pursuant to a non-employee director subplan of the 2007 Long-Term Compensation Plan which options became fully exercisable July 4, 2010. Messrs. Boren, Ingram, Newton and Zucconi made timely elections to convert their 2010 annual formula-based options to RSUs, receiving 2,013 RSUs on January 4, 2010, which fully vested on July 4, 2010. Messrs. Lanier and Lamar Smith made timely elections to convert their 2010 annual formula-based options to restricted shares and each received 2013 restricted shares on January 4, 2010, which were scheduled to fully vest on July 4, 2010. Mr. Lamar Smith’s restricted shares vested on July 4, 2010. Mr. Lanier’s restricted shares were forfeited unvested upon their terms on his April 29, 2010 retirement from the Board.

The entire Board may award non-qualified stock options on a non-formula basis to all or such individual Outside Directors as it selects under the non-employee director subplan of the 2007 Long-Term Compensation Plan. Such options may be awarded at such times and for such number of shares as the Board in its discretion determines. The price of such options is fixed by the Board at the fair market value of the stock on the grant date. The Board awarded Mr. Rebelez a 6,000 share option upon his initial election to the Board on February 25, 2010 with an exercise price of $46.31 per share (the NYSE market closing price of Company common stock on February 25, 2010). This option has a seven year term and became exercisable in full on August 25, 2010.

Non-employee directors may also complete a timely irrevocable election for a calendar year (in December of the prior calendar year for continuing directors and within 30 days of initial election for newly elected directors) and defer annual director compensation (retainers and Board and Committee meeting fees assuming attendance at all scheduled meetings) pursuant to the 2007 Plan in 10% increments but not less than 50% of such compensation into non-qualified stock options, restricted stock or restricted stock units (RSUs). All such deferred compensation stock options are granted at an exercise price equal to the fair market value (NYSE market closing price) on a date selected by the Compensation Committee during January in the calendar year to which the election relates (or for newly elected directors, the date of the timely election). Shares of restricted stock and RSUs are awarded at fair market value (NYSE market closing price) on the same January date selected by the Compensation Committee for option grants. Such stock options, restricted stock and RSUs become fully exercisable or fully vested, as the case may be, six months from their award date. Restricted stock carries full voting and cash dividend rights from its initial award date. RSUs, while not issued as shares until a director’s retirement from the Board, carry the right to dividend equivalents from the award date payable in additional RSUs which are fully vested when issued but are also not issued as shares until the director’s retirement. Mr. Lamar Smith made a timely election to defer 100% of his 2010 annual compensation into restricted stock and received restricted shares on January 4, 2010, when Torchmark stock had a fair market value of $44.76. Mr. Rebelez made a timely election to defer 100% of his 2010 annual compensation into restricted stock and received 1,072 restricted shares on March 18, 2010, when Torchmark stock had a fair market value of $53.68.

In April 2010, after review and deliberation based upon a recommendation from the Compensation Committee, the Board approved changes in the compensation of non-employee directors with the changes to cash compensation effective July 1, 2010 and the changes to equity compensation effective January 1, 2011, as follows:

(1) Cash Compensation—(a) Payment of fees for attendance at Board and Board Committee physical and teleconference meetings ceased; (b) Directors will be paid $85,000 of their all-in annual retainer in cash in quarterly installments unless a timely election is made under the non-employee director sub-plan of the 2007 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that sub-plan of the 2007 Plan; (c) The Lead Director continues to receive a $25,000 annual retainer in cash payable in quarterly installments; (d) Annual Board committee chair retainers, payable in quarterly installments in cash, are increased to $20,000 for the Audit Committee Chair and to $10,000 for each of the Chairs of the Compensation Committee and the Governance and Nominating Committee; and (e) all members of the Audit Committee (including the Chair) receive an annual Audit Committee Member Retainer of $7,500 payable quarterly; and

(2) Equity Compensation—Non-Employee directors are paid $85,000 of their all-in annual retainer in equity, either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first NYSE trading day of January of each calendar year valued at the NYSE market closing price of Company common stock on that date. If no timely election is made, the non-employee director will receive his or her annual equity compensation in the form of $85,000 of market value stock options awarded on the first NYSE trading day of each year.

To implement these changes in the directors’ cash compensation at mid-year 2010, the total amounts paid to directors prior to July 1, 2010 were deducted from $85,000 plus the increases in committee chair retainers and one-half of the new Audit Committee Member Retainer (for the remaining two quarters of 2010). The remaining balances were paid in two quarterly cash installments to each non-employee director except Mr. Perry, whose funds were posted to his interest-bearing account under the non-employee director sub-plan for 2010.

In 2010, the Board also approved amendments to the non-employee director sub-plan of the 2007 plan, which provide that newly elected directors will receive upon the date of their initial election to the Board $85,000 of restricted stock, valued at the market closing price of Company common stock on that date.

Outside directors receive very limited perquisites and other personal benefits, which may include holiday gifts, personal use of Company airplanes and costs associated with spouses’ travel to Board meetings. In 2010, no outside directors received perquisites with an aggregate incremental cost to the Company in excess of $10,000.

Non-employee directors could also elect to defer their director compensation to the Company’s traditional deferred compensation plan, which is more fully described in Compensation Discussion and Analysis on page 23, until that plan was amended in October 2008 to provide that non-employee directors not already participating were no longer eligible to participate. Director Joseph L. Lanier, Jr., who retired from the Board in April 2010, deferred compensation into the plan in the past but was not doing so at the time of the plan’s amendment. He continued to receive interest, which is not paid at preferential or above-market rates, on his plan balance. He will not receive any payments from this plan prior to January 1, 2011. No other directors participated in this plan.

Non-employee directors may currently elect to defer all or a designated portion of their annual director compensation into an interest-bearing account pursuant to a timely election made under the non-employee director sub-plan of the 2007 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. Such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months as elected by the director with payments commencing on the earliest of (a) December 31 of the fifth year after the year for which the deferral was made, (b) the first business day of the fourth month after the director’s death or (c) the director’s termination as a non-employee director of the Company or any of its subsidiaries for a reason other than death. Mr. Perry chose to defer all of his 2010 annual director compensation, earned both preceding and following the director cash compensation changes effective July 1, 2010, into such an interest-bearing account under the sub-plan of the 2007 Plan.

Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.

Related Party Transaction Policy and Transactions

Policy with Respect to Related Party Transactions

On October 25, 2006, the Board of Directors adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (1) the disinterested members of the Board of Directors have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (2) the transaction involves compensation approved by the Compensation Committee of the Board. A “Related Party” is a person deemed to be a senior officer (including executive vice presidents of the Company, Section 16 reporting officers of the Company and the presidents/chief executive officers of principal subsidiaries) or director of Torchmark, a 5% shareholder of the Company (or such shareholder’s controlled affiliates), an immediate family member of a senior officer or a director, and an entity which is controlled by someone listed above or in which such listed person has a substantial ownership or controlling interest. A “Related Party Transaction” is a transaction between the Company and any Related Party (including transactions requiring disclosure under Item 404 of Regulation S-K) other than transactions available to all employees generally or transactions involving less than $5,000 when aggregated with all similar transactions.

At each calendar year’s first regularly scheduled Board meeting, management recommends Related Party Transactions to be entered into by the Company for that year, including the proposed aggregate value of such transactions, if applicable. The disinterested directors will approve or disapprove of the transactions. At each subsequently scheduled meeting, management will update the disinterested directors regarding any material changes to the transactions. If management recommends any additional Related Party Transactions subsequent to the first meeting of a calendar year, these transactions will be submitted to the disinterested directors.

In situations where a significant opportunity is presented to management or a member of the Board of Directors which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated 5% shareholder) must obtain the consent of the Board of Directors.

At their February 25, 2010 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transactions Policy for 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all required Section 16(a) filings applicable to its executive officers, directors, and greater than ten percent beneficial owners were timely and correctly made except:

(1) One late Form 4 filing was made by each of Joseph Lanier (forfeiture of unvested restricted stock), Rosemary Montgomery (one open market sale), Frank Svoboda (purchase of trust preferred securities), Mark McAndrew (transfer of vested restricted stock to former spouse pursuant to divorce decree) and Anthony McWhorter (purchase of trust preferred securities), and two late filings by Roger Smith (one open market sale and one transfer of vested restricted stock to former spouse pursuant to divorce decree);

(2) One late Form 5 filing was made by each of Frank Svoboda (reporting shares acquired in brokerage dividend reinvestment plan) and Mark McAndrew (transfers of directly-owned shares to former spouse pursuant to divorce decree); and

(3) One amended Form 4 filing was made by each of Glenn Williams (correction of coding error), Andy King (calculation error in direct holdings), Robert Ingram and Lloyd Newton (additional dividend equivalents on restricted stock units) and Paul Zucconi (error in restricted stock units awarded).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently comprised of three directors all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Paul J. Zucconi, who currently serves as Committee Chairman; Robert W. Ingram, and Darren M. Rebelez. During that portion of calendar year 2010 prior to the April 29, 2010 restructuring of the Audit Committee, Charles E. Adair and Sam R. Perry served as members of the Audit Committee and were also independent as that term is defined by the New York Stock Exchange. All members of the Audit Committee, who served at any time during 2010, are or were financially literate as that qualification has been interpreted by the Company’s Board of Directors in its business judgment and at least one member of the Audit Committee has accounting or related financial management expertise. In October 2003, the Board of Directors, after review and deliberation, determined that Paul J. Zucconi is the audit committee financial expert serving on the audit committee in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407 and formally reaffirmed the same on February 24, 2011.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of Torchmark as of and for the year ended December 31, 2010 with Company management and Deloitte & Touche LLP (Deloitte), the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee reviewed and discussed with Deloitte all communications required by auditing standards generally accepted in the United States of America, including U.S. Auditing Standard (AU) 380, The Auditors’ Communication with Those Charged with Governance, (as may be modified or amended).

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in Torchmark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Paul J. Zucconi, Chairman

Robert W. Ingram

Darren M. Rebelez

February 23, 2011

The foregoing Audit Committee Report shall not be deemed “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to Torchmark for the fiscal years ended December 31, 2010 and 2009 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2010	2009
Audit Fees(a)	$2,734,290	$2,570,712
Audit Related Fees(b)	15,191	30,634

Tax Fees(c)	18,489	20,068

All Other Fees(d)	438,733	0

Total Fees	$3,206,703	$2,621,414

(a)	Fees for audit services billed in 2010 and 2009 consisted of:

(i)	Audit of Company’s annual financial statements and insurance subsidiaries statutory financial statements;
(ii)	Review of the Company’s quarterly financial statements; and
(iii)	Services related to Securities and Exchange Commission filings and regulatory matters.

(b)	Fees for assistance with Insurance Department examinations.

(c)	Fees for tax services provided in 2010 and 2009 consisted primarily of fees for assistance with tax audits and compliance on foreign operations.

(d)	Fees for assistance in strategic planning and actuarial review services.

Pre-approval Policy

All audit and non-audit services performed by Deloitte in 2010 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 meeting. The Policy requires that all services provided by Deloitte, both audit and non-audit must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the Disclosure Categories) that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of the specific service.

A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly scheduled meeting. The Chief Financial Officer or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000 after obtaining approval of the Chairman of the Audit Committee as the Designated Member. The Audit Committee may also periodically establish fee thresholds for pre-approved services.

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Committee’s last meeting, a list of any de minimus services approved by the Chief Financial Officer and the Audit Committee Chairman and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.

MISCELLANEOUS INFORMATION

Proposals of Stockholders

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of stockholders in 2012 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Company by the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 17, 2011. If a stockholder proposal is submitted outside the proposal process mandated by this Securities and Exchange Commission rule, and is submitted instead under the Company’s advance notice By-Law provision (Article II, Section 10 of the By-Laws), the proposal must be received by the Corporate Secretary of the Company at Torchmark Corporation, 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 29, 2011 nor later than February 12, 2012, together with the necessary supporting documentation spelled out in that By-Law provision.

General

The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500 plus reimbursement for out-of-pocket expenses.

The Annual Report of the Company for 2010, which accompanies this proxy statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009 and the financial statements and schedules thereto. Upon request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These written requests should be directed to Investor Relations Department of Torchmark Corporation at 3700 South Stonebridge Drive, McKinney, Texas 75071.

By Order of the Board of Directors

Carol A. McCoy

Vice President, Associate Counsel & Secretary

March 18, 2011

Appendix A

TORCHMARK CORPORATION

2011 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Torchmark Corporation 2011 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Torchmark Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Torchmark Corporation, a Delaware corporation, or any successor corporation.

(k) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means the Torchmark 2011 Incentive Plan, as amended from time to time.

(hh) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(kk) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll) “Retirement” means a Participant’s termination of employment with the Company or an Affiliate with the Committee’s approval after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment.

(mm) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(oo) “Stock” means the $1.00 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(pp) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(qq) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. Subject to the approval of the Plan by the Company’s stockholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2. TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Certificate as provided herein; and

(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION.

(a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b) Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be the sum of (i) 600,000 Shares, which may only be issued pursuant to Awards of Options and Stock Appreciation Rights with a ten-year term and (ii) 4,700,000 Shares, which may only be issued pursuant to Awards of Options and Stock Appreciation Rights with a seven-year term, or pursuant to Full Value Awards, plus a number of additional Shares (not to exceed 353,000) underlying awards outstanding as of the Effective Date under the Company’s 2007 Long-Term Compensation Plan (the “Prior Plan”) that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 5,300,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) Awards of Options and Stock Appreciation Rights shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as one Share for each Share covered by such Awards, and Full Value Awards shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 3.1 Shares for each Share covered by such Awards.

(b) The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(c) Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d) Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(e) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g) To the extent that the full number of Shares subject to Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(h) Substitute Awards granted pursuant to Section 14.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(i) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 180,000.

(b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 180,000.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 60,000.

(d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 60,000 Shares.

(e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $4,000,000.

5.5. MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.10, Full-Value Awards granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Full-Value Awards in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control (subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full-Value Awards without the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full-Value Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 10% or fewer of the total number of Shares authorized under the Plan.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.10) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant.

9.4. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, underwriting profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion (acquisitions)

•	Internal rate of return or increase in net present value

•	Productivity measures

•	Cost reduction measures

•	Capital adequacy

•	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to the last sentence of Section 5.5) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(i) all of that Participant’s outstanding Options and SARs shall become fully exercisable;

(ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 17.3, there shall be a prorata payout to Participants within thirty (30) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within thirty (30) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Section 5.5 as to Full-Value Awards and Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

14.9. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.10. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided,

however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Section 15.1, the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable, as applicable.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Torchmark Corporation 2011 Incentive Plan as adopted by the Board on                     , 2011 and by the stockholders on                     , 2011.

TORCHMARK CORPORATION

By:
Its:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Torchmark Corporation	INTERNET http://www.proxyvoting.com/tmk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 94804

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF

DIRECTORS, “FOR” ITEMS 2, 3 AND 4, AND “FOR” 1 YEAR ON ITEM 5.

Please mark your votes as indicated in this example	☒

	1. Election of Directors
.		FOR	AGAINST	ABSTAIN				FOR	AGAINST	ABSTAIN
	01 Mark S. McAndrew	☐	☐	☐	2.	Ratification of Auditors.		☐	☐	☐

	02 Sam R. Perry	☐	☐	☐	3.	Approval of 2011 Incentive Plan.		☐	☐	☐

	03 Lamar C. Smith	☐	☐	☐	4.	Proposal to Approve 2010 Executive Compensation.		☐	☐	☐

					Management recommends a vote for Shareholder approval every 1 year.
							1 year	2 years	3 years	Abstain

					5.	Executive Compensation Frequency Proposal.	☐	☐	☐	☐

RESTRICTED AREA - SCAN LINE	Mark Here for Address Change or Comments SEE REVERSE	☐
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Torchmark Corporation account online.

Access your Torchmark Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Torchmark Corporation, now makes it easy and convenient to get current information on your shareholder account.

•View account status	•View payment history for dividends
•View certificate history	•Make address changes
•View book-entry information	•Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Dividend Reinvestment: Torchmark maintains a Dividend Reinvestment Plan for all holders of its common stock. Under the plan, shareholders may reinvest all or part of their dividends in additional shares of common stock and may also make periodic additional cash payments of up to $3,000 toward the purchase of Torchmark stock. Participation is entirely voluntary. More information on the plan can be obtained by calling 1-866-557-8699.

Direct Deposit of Dividends: Torchmark makes direct deposit of cash dividends available to its shareholders. To obtain information and materials for participation in this service, please call 1-866-557-8699.

www.torchmarkcorp.com: Torchmark’s web site, http://www.torchmarkcorp.com, contains financial information about the Company, information regarding our insurance subsidiaries and corporate governance information. The Company’s Shareholder Rights Policy is also posted on the web site.

Multiple Annual Reports: Securities and Exchange Commission rules require that an annual report precede or be included with proxy materials. If you have multiple Torchmark accounts, you may be receiving more than one Torchmark annual report, which is costly to Torchmark and may be inconvenient to you. You may authorize Torchmark to discontinue mailing extra reports by calling 1-866-557-8699. At least one account MUST continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements, proxy cards or dividend checks. To resume the mailing of an annual report to an account, please call 1-866-557-8699.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders: The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.torchmarkcorp.com/annualreport.htm

▼ FOLD AND DETACH HERE ▼

PROXY
TORCHMARK CORPORATION

PROXY/DIRECTION CARD FOR ANNUAL MEETING ON APRIL 28, 2011

THIS PROXY/DIRECTION IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints Mark S. McAndrew and Larry M. Hutchison, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on the 28th day of April, 2011 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), Torchmark Corporation Savings and Investment Plan (TTP), Liberty National Life Insurance Company 401(K) Plan (LNL 401K) and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company (LNL PS&R) will be voted in the manner specified and in the discretion of the persons named above or such agents or trustees on such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Address Change/Comments
(Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

(Continued and to be marked, dated and signed, on the other side)	WO#
94804

RESTRICTED AREA - SIGNATURE LINE